EXHIBIT 2.1











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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            ENZO LIFE SCIENCES, INC.

                           AXXORA LIFE SCIENCES, INC.

                                       AND

               THE STOCKHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS

                           NAMED ON SCHEDULE I HERETO

                                  MAY 29, 2007


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

                                TABLE OF CONTENTS

                                                                                                               PAGE
Article I.   PURCHASE AND SALE OF COMPANY SECURITIES..............................................................2

   1.1        Purchase and Sale of the Common Shares and Preferred Shares from the Selling
              Securityholders.....................................................................................2
   1.2        Further Assurances..................................................................................2
   1.3        The Closing.........................................................................................2
   1.4        Actions at the Closing..............................................................................2
   1.5        Purchase Price for the Company Securities...........................................................3
   1.6        Treatment of Company Stock Options and Company Warrants.............................................3
   1.7        Escrow Cash.........................................................................................4
   1.8        Securityholders' Representatives....................................................................4
   1.9        Currency............................................................................................7
   1.10       Withholding.........................................................................................7

Article II.  REPRESENTATIONS AND WARRANTIES OF THE SELLING
             SECURITYHOLDERS REGARDING THE SELLING SECURITYHOLDERS AND
             THE COMPANY SECURITIES...............................................................................7

   2.1        Selling Securityholders Representations and Warranties..............................................7

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
             SELLING SECURITYHOLDERS REGARDING THE COMPANY........................................................9

   3.1        Organization, Qualification, Corporate Power, Etc..................................................10
   3.2        Capitalization.....................................................................................10
   3.3        Authorization of Transaction.......................................................................11
   3.4        Noncontravention...................................................................................12
   3.5        Undisclosed Liabilities............................................................................12
   3.6        Tax Matters........................................................................................12
   3.7        Assets.............................................................................................15
   3.8        Owned Real Property................................................................................15
   3.9        Real Property Leases...............................................................................16
   3.10       Intellectual Property..............................................................................16
   3.11       Contracts, Customers and Suppliers.................................................................19
   3.12       Accounts Receivable................................................................................20
   3.13       Powers of Attorney.................................................................................20
   3.14       Insurance..........................................................................................21
   3.15       Litigation.........................................................................................21
   3.16       Employees..........................................................................................21
   3.17       Employee Benefits..................................................................................23
   3.18       Environmental Matters..............................................................................25
   3.19       Legal Compliance and Permits.......................................................................26

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
   3.20       Certain Business Relationships With Affiliates, Officers and Directors.............................26
   3.21       Books and Records, Bank Accounts, Etc..............................................................27
   3.22       Brokers' Fees......................................................................................27
   3.23       Financial Statements...............................................................................27
   3.24       Absence of Material Adverse Effect.................................................................27
   3.25       Inventory..........................................................................................28
   3.26       Product Liability..................................................................................28
   3.27       Guarantees.........................................................................................28
   3.28       Earnout Payments, Etc..............................................................................28
   3.29       Disclosure.........................................................................................28

Article IV.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................................................29

   4.1        Organization, Qualification and Corporate Power, Etc...............................................29
   4.2        Authorization of Transaction.......................................................................29
   4.3        Noncontravention...................................................................................29
   4.4        Litigation.........................................................................................30
   4.5        Investment Intent..................................................................................30
   4.6        Buyer Financial Capacity...........................................................................30
   4.7        Brokers' Fees......................................................................................30
   4.8        Disclosure.........................................................................................30

Article V.   COVENANTS...........................................................................................30

   5.1        Closing Efforts....................................................................................30
   5.2        Governmental and Third-Party Notices and Consents..................................................30
   5.3        Operation of Business..............................................................................31
   5.4        Access to Information..............................................................................33
   5.5        Expenses...........................................................................................34
   5.6        Notification.......................................................................................34
   5.7        Director and Officer Indemnification...............................................................35
   5.8        Employment Matters.................................................................................36
   5.9        Tax Matters........................................................................................37
   5.10       FIRPTA.............................................................................................41
   5.11       Withholding Forms..................................................................................41
   5.12       Financial Statements...............................................................................41
   5.13       Inventory..........................................................................................42
   5.14       Payoff of Indebtedness.............................................................................42
   5.15       Termination of Certain Agreements..................................................................42
   5.16       Resignation of Managing Director of Axxora Deutschland GmbH........................................42
   5.17       Non-Competition; Non-Solicitation and Confidentiality Covenants....................................42

Article VI.  CONDITIONS TO CLOSING...............................................................................44

   6.1        Conditions to Obligations of the Buyer.............................................................44
   6.2        Conditions to Obligations of the Company and the Selling Securityholders...........................46

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
Article VII. INDEMNIFICATION.....................................................................................47

   7.1        Indemnification by the Selling Securityholders.....................................................47
   7.2        Indemnification by the Buyer.......................................................................48
   7.3        Indemnification Claims.............................................................................49
   7.4        Survival...........................................................................................51
   7.5        Indemnification Limitations........................................................................52
   7.6        Treatment of Indemnity Payments....................................................................55
   7.7        Subrogation of Rights..............................................................................55

Article VIII. TERMINATION........................................................................................55

   8.1        Termination of Agreement...........................................................................55
   8.2        Effect of Termination..............................................................................57

Article IX.  DEFINITIONS.........................................................................................57


Article X.   MISCELLANEOUS.......................................................................................67

   10.1       Press Releases and Announcements...................................................................67
   10.2       No Third Party Beneficiaries.......................................................................68
   10.3       Entire Agreement...................................................................................68
   10.4       Succession and Assignment..........................................................................68
   10.5       Counterparts and Facsimile Signature...............................................................68
   10.6       Headings...........................................................................................68
   10.7       Notices............................................................................................68
   10.8       Governing Law......................................................................................69
   10.9       Amendments and Waivers.............................................................................69
   10.10      Severability.......................................................................................70
   10.11      Submission to Jurisdiction.........................................................................70
   10.12      Waiver of Jury Trial...............................................................................70
   10.13      Construction.......................................................................................70
   10.14      Specific Performance...............................................................................71


Schedule I                      List of Selling Securityholders

Schedule II                     Company Securities as of Closing

Schedule III                    List of Agreements to be Terminated Prior to Closing

Schedule IV                     Consents and Agreements to be Obtained as a Condition to Closing

Disclosure Schedule             Relating to Selling Securityholders and Company Representations and
                                Warranties

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Exhibit A                       Form of Chappuis Employment Agreement

Exhibit B                       Form of Sales Employment Agreement

Exhibit C                       Form of Dettwiler Employment Agreement

Exhibit D                       Form of Conkle Employment Agreement


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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is made as of May 29, 2007 by and among Enzo Life Sciences, Inc., a New York corporation (the "BUYER"), Axxora Life Sciences Inc., a Delaware corporation (the "COMPANY"), the stockholders of the Company listed on SCHEDULE I attached hereto (individually, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS"), who collectively own all of the issued and outstanding capital stock of the Company, each holder of a Company Stock Option (as defined herein) listed on SCHEDULE I attached hereto (individually, an "OPTIONHOLDER" and, collectively, the "OPTIONHOLDERS"), and each holder of a Company Warrant (as defined herein) listed on SCHEDULE I attached hereto (individually, a "WARRANTHOLDER" and, collectively, the "WARRANTHOLDERS"). For purposes of this Agreement, the term "SELLING SECURITYHOLDERS" shall refer to the Stockholders, the Optionholders and the Warrantholders, collectively.

                              PRELIMINARY STATEMENT

         Each of the Stockholders owns the number of issued and outstanding shares of common stock, $0.01 par value, of the Company ("COMMON SHARES") and the number of issued and outstanding shares of Series A convertible preferred stock, $0.01 par value, of the Company ("PREFERRED SHARES") set forth opposite his, her or its name on SCHEDULE I attached hereto, which Common Shares and Preferred Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Company as of the date hereof; each Optionholder is the rightful holder of outstanding Company Stock Options representing the right to acquire the number of Common Shares upon exercise of such Company Stock Option set forth opposite his or her name on SCHEDULE I attached hereto, which in the aggregate represent all outstanding Company Stock Options; and each
Warrantholder is the rightful holder of outstanding Company Warrants representing the right to acquire the number of Common Shares upon exercise of such Company Warrants set forth opposite his, her or its name on SCHEDULE I attached hereto, which in the aggregate represent all outstanding Company Warrants.

         Prior to the Closing (as defined herein), each Optionholder shall exercise all of such Optionholder's outstanding Company Stock Options and each Warrantholder shall exercise all of such Warrantholder's outstanding Company Warrants, in each case in accordance with the terms of this Agreement, and after giving effect to the exercise of such Company Stock Options and Company Warrants, immediately prior to the Closing each of the Selling Securityholders shall own the number of issued and outstanding Company Securities (as defined herein) set forth opposite such Selling Securityholder's name on SCHEDULE II hereto.

         The Buyer desires to purchase, and the Selling Securityholders desire to sell, the Company Securities for the consideration set forth below, subject to the terms and conditions of this Agreement.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I.

                     PURCHASE AND SALE OF COMPANY SECURITIES

         1.1 PURCHASE AND SALE OF THE COMMON SHARES AND PREFERRED SHARES FROM THE SELLING SECURITYHOLDERS. Subject to and upon the terms and conditions of this Agreement, at the Closing, each Selling Securityholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Selling Securityholder, all of the Common Shares and all of the Preferred Shares owned by such Selling Securityholder immediately prior to the Closing (after giving effect to the exercise in full of all outstanding Company Stock Options and Company Warrants as contemplated in
Section 1.6 hereof immediately prior to the Closing), as set forth opposite such Selling Securityholder's name on SCHEDULE II attached hereto. At the Closing, each Selling Securityholder shall deliver to the Buyer appropriate evidence of the transfer of all of the Common Shares and the Preferred Shares owned by such Selling Securityholder to the Buyer.

         1.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Selling Securityholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Common Shares and the Preferred Shares owned by all Selling Securityholders immediately prior to the Closing, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement and the transactions contemplated hereby.

         1.3 THE CLOSING. The Closing shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, commencing at 9:00 a.m., New York City time, on the Closing Date.

         1.4      ACTIONS AT THE CLOSING. At the Closing:

                  (a) the Company and the Selling Securityholders shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1;

                  (b) the Buyer shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2;

                  (c) each of the Selling Securityholders shall deliver to the Buyer all of his, her or its Common Shares and Preferred Shares, with appropriate instruments of transfer; and

                  (d)      the  Buyer  shall  make the  deliveries  provided  in
Section 1.5.

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         1.5      PURCHASE PRICE FOR THE COMPANY SECURITIES.

                  (a) The aggregate purchase price to be paid by the Buyer in respect of all of the Company Securities shall be $16,321,750 (the "PURCHASE PRICE"). The Purchase Price shall be payable in the manner described in paragraph (b) of this Section 1.5.

                  (b)      At the Closing, the Buyer shall deliver:

                       (i) to each Selling Securityholder, the portion of the Purchase Price (after reduction of the Purchase Price by the payments specified in (ii) and (iii) below) due to such Selling Securityholder, as set forth opposite each such Person's name on SCHEDULE II attached hereto, by check or wire transfer of immediately available funds to the account designated by each Selling Securityholder at least five Business Days prior to Closing;

                      (ii) to the Escrow Agent, an amount in cash equal to $1,280,000 (such amount, exclusive of all interest and other amounts earned thereon but giving effect to any reductions thereto while held on deposit with the Escrow Agent, in accordance with the Escrow Agreement, referred to herein as the "ESCROW CASH"), to be held and invested in a segregated account pursuant to the terms of the Escrow Agreement, as a reserve to satisfy any claims by a Buyer Indemnified Party for indemnity pursuant to ARTICLE VII; and

                     (iii) to the Escrow Agent, an amount in cash equal to $50,000 (such amount, together with all interest and other amounts earned thereon and giving effect to any reductions thereto while held on deposit with the Escrow Agent, in accordance with the Escrow Agreement, referred to herein as the "REPRESENTATIVE ESCROW AMOUNT"), to be held and invested in a segregated account pursuant to the terms of the Escrow Agreement, as a reserve to pay the Representative Expenses as set forth in Section 1.8(e).

         1.6      TREATMENT OF COMPANY STOCK OPTIONS AND COMPANY WARRANTS.

                  (a) Effective prior to the Closing, the Company and each Optionholder shall take all actions necessary to cause each Company Stock Option then outstanding to become fully vested and exercisable with respect to all Common Shares subject thereto and, immediately prior to the Closing, each unexercised Company Stock Option (or portion thereof) then outstanding shall be fully exercised by the Optionholder thereof for the number of Common Shares set forth opposite such Optionholder's name on SCHEDULE II attached hereto, and each such Company Stock Option shall be thereupon cancelled, terminated and extinguished. Upon such cancellation of a Company Stock Option, each Optionholder shall cease to have any rights with respect to a Company Stock Option. At the Closing, all of such Common Shares set forth opposite each such Optionholder's name on SCHEDULE II attached hereto shall be sold, transferred, conveyed, assigned and delivered to the Buyer by the Selling Securityholder thereof (and former Optionholder) in accordance with the provisions of Section
1.1. Prior to the Closing, the Board of Directors of the Company shall take all such actions necessary or desirable to (i) effectuate the provisions of this
Section 1.6(a), (ii) terminate the Company Stock Plan and cancel, terminate and extinguish all outstanding Company Stock Options effective immediately prior to the Closing, including, without limitation, obtaining all necessary written consents and acknowledgements and, if appropriate, amending the terms of the Company Stock Plan to

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effectuate the  foregoing,  and (iii) take or cause to be taken all such actions as are required to cause and ensure that from and after the Closing, no Optionholder (or former Optionholder) or any participant in the Company Stock Plan shall have any right thereunder to acquire any capital stock of any Acquired Company, the Buyer or any of its Affiliates or any other rights thereto or interest therein. At or prior to the Closing, the Company shall furnish the Buyer with evidence of all of the foregoing in form and substance reasonably satisfactory to the Buyer.

                  (b) Effective prior to the Closing, the Company and each Warrantholder shall take all actions necessary to cause each Company Warrant then outstanding to become fully exercisable with respect to all Common Shares subject thereto and, immediately prior to the Closing, each unexercised Company Warrant (or portion thereof) then outstanding shall be fully exercised by the Warrantholder thereof for the number of Common Shares set forth opposite such Warrantholder's name on SCHEDULE II attached hereto, and each such Company Warrant shall be thereupon cancelled, terminated and extinguished. Upon such cancellation of a Company Warrant, each Warrantholder shall cease to have any rights with respect to a Company Warrant. At the Closing, all of such Common Shares set forth opposite each such Warrantholder's name on SCHEDULE II attached hereto shall be sold, transferred, conveyed, assigned and delivered to the Buyer by the Selling Securityholder thereof (and former Warrantholder) in accordance with the provisions of Section 1.1. Prior to the Closing, the Board of Directors of the Company shall take all such actions necessary or desirable to (i) effectuate the provisions of this Section 1.6(b), (ii) cancel, terminate and extinguish all outstanding Company Warrants effective immediately prior to the Closing, including, without limitation, obtaining all necessary written consents and acknowledgements to effectuate the foregoing, and (iii) take or cause to be taken all such actions as are required to cause and ensure that from and after the Closing, no Warrantholder (or former Warrantholder) shall have any right thereunder to acquire any capital stock of any Acquired Company, the Buyer or any of its Affiliates or any other rights thereto or interest therein. At or prior to the Closing, the Company shall furnish the Buyer with evidence of all of the foregoing in form and substance reasonably satisfactory to the Buyer.

         1.7 ESCROW CASH. On the Closing Date, the Buyer shall deliver to the Escrow Agent (i) the Escrow Cash for the purpose of securing the indemnification obligations of the Selling Securityholders set forth in ARTICLE VII of this Agreement and (ii) the Representative Escrow Amount for the purpose of paying the Representative Expenses as set forth in Section 1.8(e). The Escrow Cash and the Representative Escrow Amount shall be held in segregated escrow accounts to be maintained separately as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the this Agreement and the Escrow Agreement.

         1.8      SECURITYHOLDERS' REPRESENTATIVES.

                  (a) The Selling Securityholders hereby appoint, authorize and empower each of Georges Chappuis, Ph.D. and Elliot Feuerstein, acting jointly (in such capacity and any successor(s) appointed pursuant to or in accordance with Section 1.8(b), the "SECURITYHOLDERS' REPRESENTATIVES"), to act on behalf of each Selling Securityholder in connection with, and to facilitate the consummation of the transactions under, this Agreement, which shall include the power and authority (i) to take all action necessary in connection with (x) the waiver of any

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condition to the  obligations of the Selling  Securityholders  to consummate the transactions contemplated hereby, or (y) the defense or settlement of any claims for which the Selling Securityholders may be required to indemnify the Buyer pursuant to ARTICLE VII hereof and the compliance with court orders, binding arbitration decisions or settlement terms with respect to any such claims, PROVIDED, THAT, any such settlement affects the Selling Securityholders on a proportionate basis with no individual Selling Securityholder becoming liable for more than such Selling Securityholder's Pro Rata Share, (ii) to give and receive all notices required to be given under this Agreement, copies of which shall be promptly provided to each Selling Securityholder, (iii) to execute and deliver the Escrow Agreement and to perform their obligations thereunder (including authorizing deliveries to the Buyer of Escrow Cash in satisfaction of any claims for which the Selling Securityholders may be required to indemnify the Buyer pursuant to ARTICLE VII hereof and authorizing deliveries of the Representative Escrow Amount, in each case in accordance with the terms of the Escrow Agreement), and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Selling Securityholders by the terms of this Agreement, in each case without having to seek or obtain the consent of any Person under any circumstance. The Buyer and the Company hereby waive any conflict of interest that may arise in the appointment of Dr. Chappuis
as  a   Securityholders'   Representative   and  in  the   performance   of  his
responsibilities in such capacity under the terms of this Agreement and the Escrow Agreement.

                  (b) In the event that Dr. Chappuis or Mr. Feuerstein dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the other Securityholders' Representative shall act as the sole Securityholders' Representative. In the event that both of Dr. Chappuis and Mr. Feuerstein die, become unable to perform their responsibilities hereunder or resign as Securityholders' Representatives, such person or persons selected by the Selling Securityholders who held a majority of the outstanding Company Securities immediately prior to the Closing shall serve as the Securityholders' Representative(s) and shall be deemed to be the Securityholders' Representative(s) for all purposes of this Agreement.

                  (c) All decisions and actions by the Securityholders' Representatives, including any agreement between the Securityholders' Representatives and the Buyer relating to the defense or settlement of any claims for which the Selling Securityholders may be required to indemnify the Buyer pursuant to ARTICLE VII hereof, shall be binding upon all of the Selling Securityholders without the Securityholders' Representatives having to notify, seek or obtain the consent of any Selling Securityholder under any circumstance, and no Selling Securityholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (d) By their execution of this Agreement, the Selling Securityholders agree that:

                  (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Securityholders' Representatives as to the determination of the settlement of any claims for indemnification by any Buyer Indemnified Party pursuant to ARTICLE VII hereof, the payment of any Representative Expenses pursuant to Section 1.8(e) hereof or any other actions required or permitted to be taken by the Securityholders' Representatives hereunder, and no Party hereunder shall have any cause of action against the Buyer or the Securityholders' Representatives for any action taken

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

         by the Buyer in reliance upon the instructions or decisions of the Securityholders' Representatives;

                  (ii) all actions, decisions and instructions of the Securityholders' Representatives shall be conclusive and binding upon all of the Selling Securityholders, and each Selling Securityholder hereby waives any and all claims against the Securityholders' Representatives and agrees that he, she or it will have no claim or cause of action and will not make any claim or take any action against the Securityholders' Representatives for any action taken, decision made or instruction given by the Securityholders' Representatives under this Agreement (or any omission thereof under this Agreement), except for fraud, willful misconduct or intentional breach of this Agreement by the Securityholders' Representatives;

                  (iii) the Selling Securityholders shall severally indemnify the Securityholders' Representatives and hold them harmless against any Damages incurred without fraud, willful misconduct or intentional breach of this Agreement on the part of the Securityholders' Representatives and arising out of or in connection with the acceptance or administration of their duties hereunder, including out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Securityholders' Representatives;

                  (iv) the provisions of this Section 1.8 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Selling Securityholder may have in connection with the transactions contemplated by this Agreement;

                  (v) remedies available at law for any breach of the provisions of this Section 1.8 are inadequate; therefore, the Buyer, the Securityholders' Representatives and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if any such Party brings an action to enforce the provisions of this Section 1.8; and

                  (vi)     the  provisions  of this Section 1.8 shall be binding
         upon the executors, heirs, legal representatives and successors of each Selling Securityholder, and any references in this Agreement to a Selling Securityholder or to the Selling Securityholders shall mean and include the successors to the Selling Securityholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (e) Each of the Securityholders' Representatives may incur out-of-pocket expenses (including attorney's fees and court costs) on behalf of the Selling Securityholders in his capacity as a Securityholders' Representative (collectively, the "REPRESENTATIVE EXPENSES"). The Representative Expenses will be paid solely out of the Representative Escrow Amount in accordance with the Escrow Agreement. Upon the expiration of the Escrow
Agreement in accordance with its terms, any funds remaining in the Representative Escrow Amount that shall not have been used to pay Representative Expenses shall be distributed to the Selling Securityholders according to their Pro Rata Share.

         1.9 CURRENCY. All references herein to "Dollars" and amounts preceded by a "$" shall be construed as references to United States dollars.

         1.10 WITHHOLDING. The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Selling Securityholder such amounts as the Buyer is required to deduct and withhold under the Code, or any provisions of foreign, state or local Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by the Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Selling Securityholder, in respect of whom such deduction and withholding was made by the Buyer.

                                  ARTICLE II.

          REPRESENTATIONS AND WARRANTIES OF THE SELLING SECURITYHOLDERS
             REGARDING THE SELLING SECURITYHOLDERS AND THE COMPANY
                                   SECURITIES

         2.1 SELLING SECURITYHOLDERS REPRESENTATIONS AND WARRANTIES. Each Selling Securityholder severally (and not jointly) represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Section 2.1 are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

                  (a) TITLE TO SHARES. As of the date of this Agreement, such Selling Securityholder holds beneficially and of record and has good and marketable title to: (i) the Common Shares and Preferred Shares set forth opposite such Selling Securityholder's name on SCHEDULE I hereto, (ii) the Company Stock Options set forth opposite such Selling Securityholder's name on
SCHEDULE I hereto, and (iii) the Company Warrants set forth opposite such Selling Securityholder's name on SCHEDULE I hereto, in each case free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, options, Security Interests, and adverse claims or rights whatsoever ("ENCUMBRANCES"), other than restrictions on transferability under the applicable U.S. federal and state securities Laws. As of the Closing, such Selling Securityholder shall hold beneficially and of record and shall have good and marketable title to the Common Shares and Preferred Shares which are to be transferred to the Buyer by such Selling Securityholder pursuant hereto, as set forth opposite such Selling Securityholder's name on SCHEDULE II attached hereto, free and clear of any and all Encumbrances, other than restrictions on transferability under the applicable U.S. federal and state securities Laws. Such Selling Securityholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company. SCHEDULE I to this Agreement sets forth a true and correct description of all Common Shares, Preferred Shares, Company Stock Options and Company Warrants beneficially owned and held of record by such Selling Securityholder as of the date hereof, and SCHEDULE II to this Agreement sets forth a true and correct description of all Common Shares and Preferred Shares to be beneficially owned and held of record by such Selling Securityholder as of the Closing Date.

                  (b) ORGANIZATION OF CERTAIN SELLING SECURITYHOLDERS. If such Selling Securityholder is a corporation, trust or other legal entity, it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation.

                  (c) AUTHORIZATION OF TRANSACTION. Such Selling Securityholder has the full right, power and authority to execute and enter into this Agreement and all other agreements contemplated hereby to which it is a party, to perform its obligations hereunder and thereunder and to transfer, convey and sell to the Buyer at the Closing the Common Shares and Preferred
Shares to be sold by such Selling Securityholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Selling Securityholder good and marketable title to such Common Shares and Preferred Shares, free and clear of any and all Encumbrances, other than any Encumbrances created by the Buyer and any restrictions on transferability under applicable U.S. federal and state securities Laws. If such Selling Securityholder is a corporation, trust or other legal entity, the execution and delivery by such Selling Securityholder of this Agreement and all other agreements contemplated hereby to which it is a party, and the consummation by such Selling Securityholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, trust or other action on the part of such Selling Securityholder. This Agreement and all other agreements contemplated hereby to which it is a party, have each been, or when executed and delivered by such Selling Securityholder shall be, duly and validly executed and delivered by such Selling Securityholder and each constitutes a valid and binding obligation of such Selling Securityholder, enforceable against such Selling Securityholder in accordance with its terms, subject to applicable Laws and bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to general principles of equity.

                  (d) NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act, and any applicable state securities Laws, such Selling Securityholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any Governmental Entity which would prevent the execution, delivery or performance of this Agreement by such Selling Securityholder or any other agreements contemplated hereby to which it is a party, or the transfer, conveyance and sale of the Common Shares and Preferred Shares to be sold by such Selling Securityholder to the Buyer pursuant to the terms hereof. Neither the execution and delivery by such Selling Securityholder of this Agreement and all other agreements contemplated hereby to which it is a party, nor the consummation by such Selling Securityholder of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of the formation or similar documents of such Selling Securityholder, (ii) require on the part of the Selling Securityholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, accelerate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Selling Securityholder is a party or by which the Selling Securityholder is bound or to which its assets are subject, except, with respect to this Section 2.1(d)(iii), (A) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a material adverse effect upon the consummation of the transactions contemplated hereby or result in any Liability to the Company or (B) any notice, consent or waiver the absence of which would not have a material adverse effect upon the consummation of the transactions contemplated hereby or result in any Liability to the Company, or (iv) violate any constitution, judgment, ruling, charge, order, writ, injunction, decree, statute, rule or regulation, or other restriction of any Governmental Entity applicable to the Selling Securityholder.

                  (e) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of such Selling Securityholder relating to any Company Securities, Company Stock Options or Company Warrants, this Agreement or any other agreements contemplated hereby, other than any power of attorney, including any stock powers, required to be executed by such Selling Securityholder in connection with the transactions contemplated hereby and delivered to the Buyer at Closing.

                  (f) NO CLAIMS AGAINST THE COMPANY. Such Selling Securityholder has not at any time instituted any claim, proceeding, action, suit or cause of action against the Company or any of its Affiliates, or any of their respective predecessors or Affiliates in its capacity as a holder of securities of the Company, and is not aware of any grounds for any such claim or proceeding in its capacity as a holder of securities of the Company.

                  (g) REPRESENTATION REGARDING COUNSEL. Each Selling Securityholder acknowledges that Heller Ehrman LLP ("HELLER EHRMAN") has solely represented the Company in connection with this Agreement and the transactions contemplated hereby. Each Selling Securityholder acknowledges and agrees that
(i) Heller Ehrman is not representing the interests of such Selling Securityholder in connection with this Agreement and the transactions contemplated hereby, and such Selling Securityholder is not relying on Heller Ehrman in determining whether to enter into this Agreement and the other agreements contemplated hereby and (ii) such Selling Securityholder has been advised to seek independent counsel and independent Tax advice, to the extent such Selling Securityholder deems appropriate, to protect his, her or its interests in connection herewith and therewith.

                                  ARTICLE III.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
                     SECURITYHOLDERS REGARDING THE COMPANY

         Each of the Company and the Selling Securityholders, jointly and severally, represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this ARTICLE III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). For purposes of this ARTICLE III, the phrase "TO THE KNOWLEDGE OF THE COMPANY OR THE SELLING SECURITYHOLDERS" or "OF WHICH THE COMPANY IS AWARE" or any variation of any of the foregoing or phrase of similar import shall be deemed to refer to the actual knowledge of (i) any directors or executive officers of any Acquired Company or (ii) one or more Selling Securityholders of a particular fact, circumstance, event or other matter.

         3.1      ORGANIZATION, QUALIFICATION, CORPORATE POWER, ETC.

                  (a) Section 3.1 of the Disclosure Schedule contains a list for each Acquired Company of its name, its jurisdiction of formation, other jurisdictions in which it is authorized to do business, and its capitalization. Each Acquired Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to conduct its business as it is now being conducted and to own, lease or use the properties and assets that it purports to own, lease or use. Each Acquired Company is duly qualified or licensed to do business as a foreign corporation and is in corporate and tax good standing (where such concepts are recognized under applicable Law) in each state or other jurisdiction where either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b)      Other than the Acquired  Companies  listed on Section
3.1 of the Disclosure Schedule, there are no other corporations, partnerships, joint ventures, associations or other entities in which any Acquired Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

                  (c) The Company has delivered or made available to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

                  (d) Except as set forth in Section 3.1(d) of the Disclosure Schedule, no Acquired Company has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

         3.2      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of (i) 40,000,000 Common Shares, of which 6,635,496 shares are issued and outstanding as of the date hereof and 10,999,365 shares shall be issued and outstanding as of the Closing Date, and (ii) 26,000,000 Preferred Shares, of which 25,674,778 shares are issued and outstanding as of the date hereof and 25,674,778 shares shall be issued and outstanding as of the Closing Date.

                  (b) SCHEDULE I sets forth a list of all the holders of capital stock of the Company, showing the number of shares of such capital stock held by each such holder thereof as of the date hereof, and SCHEDULE II sets forth a list of all of the holders of capital stock of the Company, showing the number of shares of such capital stock which shall be held by each such holder thereof as of the Closing Date. All of the outstanding equity securities and other securities of each Acquired Company (other than the Company) are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Acquired Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no unfulfilled contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. All of the issued and outstanding shares of capital stock, or other equity interests in, each of the Acquired Companies have been offered, issued and sold in compliance with all applicable U.S. federal and state securities Laws and, to the knowledge of the Company or the Selling Securityholders, with all applicable foreign securities Laws.

                  (c) Section 3.2(c) of the Disclosure Schedule sets forth a list of: (i)(A) the number of Common Shares issued under the Company Stock
Plan, (B) the number of Common Shares subject to outstanding Company Stock Options under the Company Stock Plan, (C) the number of Common Shares reserved for future issuance under the Company Stock Plan and (D) the number of Common Shares subject to outstanding Company Warrants; (ii) all Optionholders and, with respect to each such Optionholder's outstanding Company Stock Options, (A) the number of Common Shares subject to such Company Stock Options, (B) the exercise price, the date of grant and the vesting schedule (including any acceleration provisions with respect thereto) applicable to such Company Stock Options, and
(C) whether such Company Stock Options are intended to qualify as incentive stock options (within the meaning of Section 422 of the Code); and (iii) all Warrantholders and, with respect to each such Warrantholder's outstanding Company Warrants, (A) the number of Common Shares subject to such Company Warrants and (b) the exercise price and the date of grant applicable to such Company Warrants.

                  (d) Except as set forth on SCHEDULE I and Section 3.2(c) of the Disclosure Schedule (which exceptions apply only with respect to this representation as made as of the date hereof and not as of the Closing Date),
(i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of any Acquired Company is authorized or outstanding, (ii) no Acquired Company has an obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of any Acquired Company, (iii) no Acquired Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock, restricted stock, profit participation or other rights based on or measured by the value of any equity security of, or interest in, any Acquired Company. The Company has taken all such actions as are required to cause and ensure that the Company Stock Plan shall terminate immediately prior to the Closing.

                  (e) There is no agreement, written or oral, between any Acquired Company and any holder of its securities or among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the capital stock of such Acquired Company.

         3.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Company is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and all other agreements contemplated hereby to which the Company is a party, have each been, or when executed and delivered by the Company will be, duly and validly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to general principles of equity.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act, and any applicable state securities Laws, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Statutes and Organizational Documents, as applicable, of any Acquired Company, (b) require on the part of any Acquired Company any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, accelerate, modify or cancel, or require any notice, consent or waiver under, (i) any Scheduled Agreement or any contract or instrument set forth or required to be set forth on Section 3.17(a) of the
Disclosure Schedule, or (ii) any other contract or instrument to which an Acquired Company is bound or to which its assets are subject, except, with respect to this Section 3.4(c)(ii), (A) any conflict, breach, default, acceleration, termination, modification, or cancellation which would not have a material adverse effect upon the consummation of the transactions contemplated hereby or result in any Liability to the Company or (B) notice, consent or waiver the absence of which would not have a material adverse effect upon the consummation of the transactions contemplated hereby or result in Liability to the Company, (d) result in the imposition of any Security Interest upon any assets of any Acquired Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Acquired Company or any of the properties or assets of any Acquired Company.

         3.5 UNDISCLOSED LIABILITIES. Except for (a) Liabilities that are reflected, or for which reserves were established, on the Most Recent Balance Sheet and (b) Liabilities incurred in the Ordinary Course of Business from and after the Most Recent Balance Sheet Date, the Acquired Companies have no Liabilities of any nature that would be required to be reflected on a balance sheet for the Acquired Companies prepared in accordance with GAAP or which has had, or could reasonably be expected to have, a Company Material Adverse Effect. Other than as set forth in Section 3.5 of the Disclosure Schedule, none of the Acquired Companies has any (i) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (ii) notes or accounts payable to trade creditors or accrued expenses not arising in the Ordinary Course of Business, (iii) amounts owing as deferred purchase price for the purchase of any property, (iv) guarantees or indemnity with respect to indebtedness or obligations of a type described in clauses (i)-(iii) above of any other Person, or (v) indemnification obligations of any nature arising in connection with the acquisition or disposition of assets (tangible or intangible) or properties.

         3.6      TAX MATTERS.

                  (a) FILING OF TAX RETURNS. Each Acquired Company has timely filed with the appropriate Governmental Entities all material Tax Returns required to be filed under any applicable Laws. All such Tax Returns are complete and accurate in all material respects. The Acquired Companies are not currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by any Governmental Entity in a jurisdiction where any Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (b) PAYMENT OF TAXES. All Taxes due and owing by the Acquired Companies and any of their predecessors or Affiliates (whether or not shown on any Tax Returns) have been paid on a timely basis. All withholding Tax requirements imposed on the Acquired Companies for the period ending on or before the Closing Date have been satisfied in full in all respects or recorded as a Liability on the Most Recent Financial Statements. The unpaid Taxes of the Acquired Companies did not, (i) as of the date of the Most Recent Balance Sheet, exceed the accruals and reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of such Acquired Companies in filing their Tax Returns. No liens for Taxes exist with respect to any assets or properties of any of the Acquired Companies, except for statutory liens for Taxes not yet due and liens for Taxes an Acquired Company is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

                  (c) AUDITS, INVESTIGATIONS OR CLAIMS. No deficiencies for Taxes of the Acquired Companies have been claimed or proposed or assessed in writing by any Governmental Entity. There are no pending or, to the knowledge of the Company or the Selling Securityholders, threatened audits, assessments or other actions for or relating to any Liability in respect of Taxes of the Acquired Companies (or their predecessors or Affiliates), and there are no matters under discussion with any governmental authorities, or known to the Selling Securityholders or the Acquired Companies, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Acquired Companies (or their predecessors or Affiliates). The Company has delivered or made available to Buyer complete and accurate copies of foreign, federal, state and local Tax Returns of the Acquired Companies (and their respective predecessors and Affiliates) for the years ended December 31, 2003, 2004 and 2005, and complete and accurate copies of all audited examination reports and statements of deficiencies assessed against or agreed to by any Acquired Company (or its respective predecessors) since December 31, 2001. The U.S. federal and state and the foreign income Tax Returns of the Acquired Companies have been audited by the IRS or the prescribed Governmental Entity in the relevant jurisdiction or are closed by the statute of limitations for all taxable years through the taxable years specified for such Tax Returns in
Section 3.6(c) of the Disclosure Schedule. The Acquired Companies have not (nor has any predecessor or Affiliate) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. No power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any Taxes has been executed or filed with any Tax authority or other Governmental Entity.

                  (d) TAX ELECTIONS. All material elections with respect to Taxes affecting any Acquired Company are set forth on Section 3.6(d) of the Disclosure Schedule. No Acquired

Company  (i) has  agreed,  and is not  required,  to make any  adjustment  under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (iii) has made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (e) DEFERRED TAX LIABILITIES. Except as reflected in the Most Recent Financial Statements (including the schedules thereto) of the Acquired Companies, none of the Acquired Companies shall be required to include in a taxable period ending after the Closing taxable income attributable to income that accrued (for purposes of their Most Recent Financial Statements) in a prior taxable period but was not recognized for Tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local Tax Law, domestic or foreign.

                  (f) TAX SHARING AND PRE-FILING AGREEMENTS. There are no Tax-sharing, indemnity, allocation, pre-filing, or advance pricing agreements or similar arrangements with respect to or involving any Acquired Company, and, after the Closing Date, no Acquired Company shall be bound by any such agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (g) OTHER ENTITY LIABILITY. No Acquired Company has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company). No Acquired Company has any Liability for the Taxes of any Person (other than other members of the affiliated group of which the Company is the parent) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  (h) USRPHC. No Acquired Company has ever been a United State real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  (i) PARTNERSHIPS AND SINGLE MEMBER LLCS. Except as set forth in Section 3.6(i) of the Disclosure Schedule, no Acquired Company (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, or (ii) owns a single member limited liability company which is treated as a disregarded entity.

                  (j) DISALLOWANCE OF INTEREST DEDUCTIONS. None of the outstanding indebtedness of the Acquired Companies constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i) or 163(l) or 279 of the Code or under any other provision of applicable Law.

                  (k) TAX SHELTERS. The Acquired Companies have not entered into any transaction identified as a "reportable transaction" or "listed transaction" for purposes of Code Section 6707A(c) or Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2). No

Acquired Company has entered into any transaction that, if the treatment claimed by it were to be disallowed, the transaction would result in a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                  (l) SPIN-OFFS. The Acquired Companies have not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since December 31, 2004, and the stock of the Acquired Companies has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since December 31, 2004.

                  (m) INVERSION TRANSACTIONS. None of the Acquired Companies is an expatriated entity (as defined in Section 7874(a)(2)(A) of the Code) or a surrogate foreign corporation (within the meaning of Section 7874(a)(2)(B) of the Code).

                  (n) INVESTMENTS IN UNITED STATES PROPERTY. Except as set forth in Section 3.6(n) of the Disclosure Schedule, none of the Acquired Companies has made an investment in United Sates property subject to Section 956 of the Code.

                  (o) STATE TAX RETURNS. None of the Acquired Companies has assets or personnel, or carries on activities, in any State of the United States other than California. None of the Acquired Companies is required to file Tax Returns (other than sales, use or similar Tax Returns) in any State of the United States other than California or to file sales, use or similar Tax Returns in any State of the United States other than California and Indiana.

         3.7      ASSETS.

                  (a) Each Acquired Company has good and marketable title to all of the material assets (tangible or intangible) purported to be owned by such Acquired Company, free and clear of all Security Interests. Each Acquired Company owns or leases all tangible assets sufficient for the conduct of its business as presently conducted. Such tangible assets, taken as a whole, are all of the tangible assets necessary for the conduct of the business of the Acquired Companies as presently conducted, have been maintained in accordance with normal industry practice, are in functional operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

                  (b) Section 3.7(b) of the Disclosure Schedule sets forth a list of all equipment, motor vehicles and assets (including IT Assets) which have a book value as reflected on the Most Recent Balance Sheet of over $10,000 and which are leased by the Company. Each item of equipment, motor vehicle and other asset that any Acquired Company has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, if such item of equipment, motor vehicle or other asset were returned to its lessor or owner on the Closing Date in accordance with the applicable lease or contract, the Acquired Company would not be charged any additional payments due to the condition of such item of equipment, motor vehicle or other asset.

         3.8 OWNED REAL PROPERTY. None of the Acquired Companies currently has, or has had at any time during its existence, any Owned Real Property.

         3.9 REAL PROPERTY LEASES. Section 3.9 of the Disclosure Schedule lists all Leases to which any Acquired Company is a party. The Company has made available to the Buyer a true and complete copy of each such Lease. With respect to each such Lease:

                  (a) such Lease is in full force and effect, and such Lease affords the applicable Acquired Company a valid leasehold interest to the real property that is the subject of the Lease;

                  (b) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or constitute (with or without due notice or lapse of time or both) a default under such Lease, and will not otherwise cause such Lease to cease to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                  (c) no Acquired Company has collaterally assigned or granted any Security Interest in such Lease; and

                  (d) no Acquired Company nor, to the knowledge of the Company or the Selling Securityholders, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending (including the transactions contemplated hereby) or, to the knowledge of the Company or the Selling Securityholders, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would permit the termination, modification or acceleration of rent under such Lease or would constitute a material breach or default by the applicable Acquired Company or, to the knowledge of the Company or the Selling Securityholders, any other party under such Lease.

         3.10     INTELLECTUAL PROPERTY.

                  (a)      Section 3.10(a) of the Disclosure Schedule contains a
list of each registration for the Company Intellectual Property and any application for registration therefore (including each registered Internet domain name of any Acquired Company) as well as material unregistered Company Intellectual Property. Each Acquired Company owns or has all the rights to use pursuant to a valid and enforceable written license, sublicense, agreement or permission all Intellectual Property and IT Assets necessary to conduct the business of such Acquired Company as presently conducted, and, to the knowledge of the Company or the Selling Securityholders, any other Intellectual Property and IT Asset used by any Acquired Company in the conduct of its business as presently conducted. Each item of Company Intellectual Property and IT Asset owned by the Acquired Companies, and, to the knowledge of the Company or the Selling Securityholders, each other item of Intellectual Property and IT Asset used by any Acquired Company in the conduct of its business as presently conducted, will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company Intellectual Property, the IT Assets, and the other Intellectual Property used in the business of the Acquired Companies, together with the rights granted to the Acquired Companies pursuant to the agreements listed in Section 3.10(f) of the Disclosure Schedule and under any "shrink-wrap" or "click-wrap" license agreements, are sufficient for the continued conduct of the business of the Acquired Companies in every jurisdiction where it is conducted after the Closing in the same manner as such business was conducted prior to the Closing in all material respects, and neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will materially adversely affect any of the rights of the Acquired Companies with respect to the Company Intellectual Property or third-party Intellectual Property licensed to the Acquired Companies pursuant to the above-referenced agreements. Each of the Acquired Companies has taken all necessary or desirable action to maintain and protect each item of Company Intellectual Property that it owns or uses in its business and has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the registered and applied for Company Intellectual Property listed in Section 3.10(a) of the Disclosure Schedule, and all documents, assignments, recordations and certificates necessary to be filed by the each of the Acquired Companies to demonstrate its ownership of any such registered or applied for Company Intellectual Property or to maintain its effectiveness have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, so that no item required to be listed in Section 3.10(a) of the Disclosure Schedule has lapsed, expired or been abandoned or canceled other than in the Ordinary Course of Business.

                  (b) There exist no actions, charges, complaints, claims, demands or proceedings asserted by the Company, the Selling Securityholders or any other Acquired Company alleging that any Person is or has interfered with, infringed upon, misappropriated, violated or otherwise come into conflict with any Company Intellectual Property or IT Asset of any Acquired Company, and, to the knowledge of the Company or the Selling Securityholders, there is no basis for any such action, charge, complaint, claim, demand or proceeding.

                  (c)      No  Acquired  Company  nor the  Company  Intellectual
Property has in the past or is now interfering with, infringing upon, violating, constituting a misappropriation of, or otherwise coming into conflict with any Intellectual Property rights of any Person (including any claim that an Acquired Company must license or refrain from using any Intellectual Property rights of any third party). Section 3.10(c) of the Disclosure Schedule lists each written complaint, claim or notice, or written threat thereof, received by any Acquired Company alleging any such infringement, violation or misappropriation since July 29, 2004. The Company has made available to the Buyer a summary of all written documentation in the Company's possession relating to claims or disputes known to the Company or the Selling Securityholders concerning any Company Intellectual Property owned by any Acquired Company.

                  (d) Section 3.10(d) of the Disclosure Schedule identifies each license or other agreement currently in effect pursuant to which any Acquired Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. No Acquired Company and, to the knowledge of the Company or the Selling Securityholders, no other party to any such license or other agreement is in breach or default thereof (including with respect to any exclusivity provisions thereof) and no event has occurred that with or without notice or lapse of time would constitute a breach or default thereof (including with respect to any exclusivity provisions thereof) or permit termination, modification or acceleration thereunder, and all products sold pursuant to any such distribution, license or other agreement to which any Acquired Company is a party are sold and used in the territories where contractual rights are granted pursuant to such agreements strictly in accordance with the terms of such agreements and in accordance with applicable Law.

                  (e) Section 3.10(e) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than any Acquired Company, and the license or other agreement pursuant to which any Acquired Company uses it, if any (excluding non-customized, off the shelf software programs licensed by any Acquired Company pursuant to "SHRINK WRAP" or "CLICK-THROUGH" licenses). No Acquired Company and, to the knowledge of the Company or the Selling Securityholders, no other party to any such license or other agreement is in breach or default thereof (including with respect to any exclusivity provisions thereof) and no event has occurred that with or without notice or lapse of time would constitute a breach or default thereof (including with respect to any exclusivity provisions thereof) or permit termination, modification or acceleration thereunder. No Acquired Company has made any payments to any third Person in connection with the procurement or grant to any Acquired Company of any distribution rights.

                  (f) Section 3.10(f) of the Disclosure Schedule identifies each sponsoring, research and development or other agreement entered into since July 29, 2004 (whether expired or currently in effect) pursuant to which any Acquired Company has sponsored or otherwise collaborated in the research and development of Intellectual Property. No Acquired Company and, to the knowledge of the Company or the Selling Securityholders, no other party to any such agreement currently in force is in breach or default thereof and no event has occurred that with or without notice or lapse of time would constitute a breach or default thereof or permit termination, modification or acceleration thereunder.

                  (g) The Acquired Companies have exercised a degree of care that is consistent with the standards of the industry in which the Acquired Companies operate (but in no event less than a reasonable degree of care) in order to protect the secrecy and maintain the confidentiality of all trade secrets of the Acquired Companies, including the adoption of a policy requiring that all employees and independent contractors who are involved in the creation of Intellectual Property for the Acquired Companies enter into non-disclosure and invention assignment agreements in the Acquired Companies' standard forms. Each such employee and independent contractor, if any, has executed and delivered to the Company or another Acquired Company such an agreement and, to the knowledge of the Company or the Selling Securityholders, none of such employees or independent contractors, if any, is in violation thereof. To the knowledge of the Company or the Selling Securityholders, no trade secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that adequately protects the Acquired Companies' proprietary interests in and to such trade secrets.

                  (h) All right, title, and interest in and to the Company Intellectual Property consisting of copyright created, conceived, developed, or produced by any employee of an Acquired Company (in whole or in part, alone or jointly with others, and regardless of whether conceived on or off the premises of an Acquired Company or during business hours) is a work made for hire and is owned by one of the Acquired Companies, free and clear of any and all liens, licenses or other restrictions.

                  (i) Section 3.10(i) of the Disclosure Schedule contains a true, accurate and complete list of material IT Assets owned by, or used and necessary to conduct the business of, any Acquired Company as presently conducted.

         3.11     CONTRACTS, CUSTOMERS AND SUPPLIERS.

                  (a) Section 3.11 of the Disclosure Schedule lists the following agreements (written or oral) to which any Acquired Company is a party as of the date of this Agreement:

                  (i) any agreement for the lease of personal property from or to third parties providing for aggregate lease payments by any Acquired Company in excess of $10,000 per annum or which has a term extending for more than one (1) year;

                  (ii) any agreement for the purchase of products or for the receipt of services which involves the payment by any Acquired Company of more than the sum of $10,000 per annum or which has a term extending for more than three (3) years;

                  (iii) any partnership, joint venture or limited liability company agreement;

                  (iv) any agreement under which any Acquired Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or any capitalized lease obligation, or under which any Acquired Company has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement for the acquisition of a business or entity, or substantially all of the assets of a business or entity (including by merger or consolidation);

                  (vi) any agreement concerning noncompetition or nonsolicitation, or an agreement that otherwise restricts the ability of any Acquired Company to compete, to which any Acquired Company is a party;

                  (vii) any agreement for the employment of any individual on a full-time, part-time or other basis and any consulting agreement, in each case that is not terminable at will by the applicable Acquired Company and without the payment of severance, termination or similar compensation or benefits (other than required by Law) or requires payment of amounts after the date hereof in excess of $25,000 of base pay per annum;

                  (viii) any agreement under which any Acquired Company has advanced or loaned any amount to any of its directors, officers, and employees;

                  (ix) any agreement in which any current or former officer, director or stockholder of the Company is directly or indirectly interested;

                  (x) any settlement, conciliation or similar agreement, the performance of which will involve aggregate payments after the Closing Date of consideration in excess of $10,000; and

                  (xi) any agreement (other than agreements of the type described in subclauses (i) through (x) above) that involves aggregate future payments by any Acquired Company in excess of $10,000 per annum or which has a term extending for more than one (1) year.

                  (b) Section 3.11 of the Disclosure Schedule also sets forth a list of:

                  (i) The 20 largest customers of the Acquired Companies, in terms of the aggregate revenues to the Acquired Companies during the fiscal year ended December 31, 2006 (such customers being referred to herein as the "MAJOR CUSTOMERS"); and

                  (ii) the 20 largest suppliers of the Acquired Companies, in terms of the aggregate charges to the Acquired Companies during the fiscal year ended December 31, 2006 (such suppliers being referred to herein as the "MAJOR SUPPLIERS").

                  (c) Except as set forth on Section 3.11 of the Disclosure Schedule, since December 31, 2004, (i) there has not been any material adverse change in the business relationship with any Major Customer or Major Supplier, and (ii) there has been no material dispute between any Acquired Company and any Major Customer or Major Supplier. No Acquired Company has received any written notice or, to the knowledge of the Company or the Selling Securityholders, any oral notice, that (x) any Major Customer intends to reduce its purchases from any Acquired Company in any material respect or otherwise intends to materially adversely change its business relationship with any Acquired Company or (y) that any Major Supplier intends to reduce its sale of goods or services to any Acquired Company in any material respect or otherwise intends to materially adversely change its business relationship with any Acquired Company.

                  (d) The Company has made available to the Buyer a copy of each written agreement listed or required to be listed in Sections 3.10 or 3.11 of the Disclosure Schedule (the "SCHEDULED AGREEMENTS"). Neither any Acquired Company nor, to the knowledge of the Company or the Selling Securityholders, any other party, is in material breach or default under, any Scheduled Agreement, and no event has occurred, is pending (including the transactions contemplated hereby) or, to the knowledge of the Company or the Selling Securityholders, is threatened, which (with or without due notice or lapse of time or both) would constitute a material breach or default by any Acquired Company or, to the knowledge of the Company or the Selling Securityholders, any other party under a Scheduled Agreement.

         3.12 ACCOUNTS RECEIVABLE. All trade accounts receivable and other receivables of any Acquired Company reflected on the Most Recent Balance Sheet are valid receivables and are not subject to material setoffs or counterclaims, except as reflected in reserves on the Most Recent Balance Sheet. All trade accounts receivable and other receivables of any Acquired Company that have arisen since the Most Recent Balance Sheet Date are valid receivables and are not subject to setoffs or counterclaims, are current and collectible in accordance with their terms within 90 days of Closing (with respect to U.S. customers of any Acquired Company) and within 180 days of Closing (with respect to non-U.S. customers of any Acquired Company), in each case at their recorded amounts, except in each case as reflected in reserves for uncollectible accounts in such Acquired Company's books and records.

         3.13 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any Acquired Company.

         3.14 INSURANCE. Section 3.14 of the Disclosure Schedule lists each insurance policy (including medical malpractice, fire, theft, casualty, comprehensive general liability, workers' compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which any Acquired Company is a party, all of which are in full force and effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid or reflected in the Financial Statements (unless such premiums became due after the date of the Financial Statements), no Acquired Company is liable for retroactive premiums, and each Acquired Company is otherwise in compliance in all material respects with the terms of such policies. No Acquired Company, nor to the knowledge of the Company or the Selling Securityholders, any other party to such policy is in material breach or default and no event has occurred that, with the notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration under the policy and, to the knowledge of the Company or the Selling Securityholders, no party has repudiated any provision of any such policy. To the knowledge of the Company or the Selling Securityholders there is no threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         3.15 LITIGATION. Section 3.15 of the Disclosure Schedule sets forth all claims, suits, actions and proceedings pending by or before any Governmental Entity or arbitrator to which any Acquired Company is a party. Except as set forth in Section 3.15 of the Disclosure Schedule, there are no claims, suits, actions or proceedings pending, relating to, affecting or, to the knowledge of the Company or the Selling Securityholders, threatened against any Acquired Company, by or before any Governmental Entity or any arbitrator or by any third party nor, to the knowledge of the Company or the Selling Securityholders, is there any reasonable basis therefor. There are no injunctions, judgments, orders or decrees of any Governmental Entity or arbitrator outstanding, relating to, affecting or, to the knowledge of the Company or the Selling Securityholders, threatened against any Acquired Company. Except as set forth in Section 3.15 of the Disclosure Schedule, since July 29, 2004, there has been no investigation, inquiry, review, notice of violation or complaint made, issued, filed or, to the knowledge of the Company or the Selling Securityholders, threatened, by or before any Governmental Entity or any arbitrator or by any third party with respect to or involving any Acquired Company.

         3.16     EMPLOYEES.

                  (a) Section 3.16(a) of the Disclosure Schedule contains a list of all current employees of the Acquired Companies whose annual base salary exceeds $25,000 per year, along with the position and the annual rate of compensation of each such person. No Acquired Company employee at the Vice President level or higher has provided notice of such employee's intent to terminate employment with such Acquired Company and, to the knowledge of the Company or the Selling Securityholders, no such employee presently plans to terminate employment with such Acquired Company.

                  (b) No Acquired Company is now or has been a party to or bound by any collective bargaining or similar agreement, nor during the past five years has any Acquired

Company experienced any strikes, slowdowns, work stoppages, grievances, lockouts, claims of unfair labor practices or other collective bargaining disputes and, to the knowledge of the Company or the Selling Securityholders, no such strikes, slowdowns, work stoppages, grievances, lockouts, claims of unfair labor practices or other collective bargaining disputes are threatened. There are no labor unions or other organizations, either currently or within the past five years, representing, purporting to represent or, to the knowledge of the Company or the Selling Securityholders, attempting to represent any employees of any Acquired Company.

                  (c) To the knowledge of the Company or the Selling Securityholders, no Acquired Company has violated any law, order, judgment or arbitration award of any court, arbitrator or government authority regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including any laws, orders, judgments or awards relating to wrongful discharge, discrimination, personal rights, leaves of absence, wages, hours, collective bargaining, fair labor standards or occupational health and safety.

                  (d) Each Acquired Company has properly classified all of its service providers as either employees or independent contractors. Each Acquired Company has withheld and paid to the appropriate governmental authority all amounts required to be withheld from compensation paid to its employees and is not liable for any arrears of Taxes, penalties or other sums for failure to withhold and pay applicable Taxes. Each Acquired Company has paid in full to its employees or adequately accrued for in accordance with GAAP or applicable foreign Laws, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. There is no claim in dispute against any Acquired Company with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened with respect to any current or former service providers of such Acquired Company.

                  (e) In the three years prior to the date hereof, no Acquired Company has effectuated (i) a "PLANT CLOSING" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or any similar state, local or foreign Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Acquired Company, or (ii) a "MASS LAYOFF" (as defined in the WARN Act, or any similar state, local or foreign law) affecting any site of employment or facility of any Acquired Company. No Acquired Company has material Liabilities, whether contingent or absolute, relating to workers' compensation benefits that are not fully insured against by a bona fide third-party insurance carrier to the extent required by applicable Law. With respect to each state workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid.

                  (f) Section 3.16(f) of the Disclosure Schedule sets forth any and all indebtedness in excess of $10,000 owed by any current or former employee, consultant or director of any Acquired Company to any Acquired Company.

         3.17     EMPLOYEE BENEFITS.

                  (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of
(i) all Company Plans which have been reduced to writing (including all amendments thereto), (ii) written summaries of all unwritten Company Plans,
(iii) all related current trust agreements, insurance contracts and summary plan descriptions and material written employee communications distributed generally to employees within 12 months preceding the date hereof regarding such Company Plans, (iv) the most recent annual reports filed on IRS Form 5500 (including all exhibits and attachments thereto) for each Company Plan, (v) if a Company Plan is intended to qualify under Section 401(a) of the Code, the most recent IRS determination or opinion letter applicable to such Company Plan, and (vi) all material, non-routine communications with any governmental entity or agency, including the U.S. Department of Labor, the IRS and the Pension Benefit Guaranty Corporation, within the three years preceding the date hereof and relating to a Company Plan have been made available to Buyer. Except as necessary to comply with applicable Laws, none of the Acquired Companies has made any plan or commitment to create any new or additional Company Plan or to modify any existing Company Plan that would result in a material increase in the compensation or benefits provided to any current or former employee, consultant or director of any Acquired Company or the spouses, beneficiaries or other dependents thereof.

                  (b) Each of the Acquired Companies has, in all material respects, (i) timely made or, to the extent not yet due, accrued on its consolidated financial statements, all required contributions (including all employer contributions and employee salary reduction contributions) thereto, and
(ii) timely paid all premiums and expenses to or in respect of such Company Plan. Each of the Acquired Companies and each Company Plan are in compliance in all material respects with the applicable provisions of ERISA, the Code and foreign law applicable to any Company Plan and any regulations thereunder. Except as set forth on Section 3.17(b) of the Disclosure Schedule, no Company Plan or related trust holds assets that include securities issued by any Acquired Company.

                  (c) With respect to each Company Plan, (i) no breaches of fiduciary duty or other failures to act or comply in connection with the administration or investment of the assets of a Company Plan in connection with which any Acquired Company or a fiduciary could reasonably be expected to incur a material Liability have occurred; and (ii) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code that could reasonably be expected to result in material Liability to any Acquired Company has occurred; and (iii) no lien has been imposed under the Code, ERISA or any comparable foreign law.

                  (d) There are no Legal Proceedings (including any audits or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign Governmental Authority), except claims for benefits payable in the normal operation of the Company Plans, pending or, to the knowledge of the Company or the Selling Securityholders, threatened, against, by, on behalf of, relating to or involving any Company Plan.

                  (e) Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS on which each Acquiring Company that is a participating employer in such Company Plan is entitled to rely and (i) no prototype plan has been modified or amended such that the plan would be considered an individually designed plan, (ii) no such determination or opinion letter has been revoked and revocation has not been threatened, and (iii) no act or omission has occurred that would reasonably be expected to adversely affect the qualification of such Company Plan. Each Company Plan that is intended to qualify under any law of any foreign jurisdiction has received any required approval of a governmental authority of a foreign jurisdiction which approval has not been revoked and, to the knowledge of the Company or the Selling Securityholders, no event or circumstance exists that has adversely affected or is likely to adversely affect such qualification or approval.

                  (f) No Company Plan is, and no Acquired Company nor any ERISA Affiliate maintains, contributes to, or, in the six years preceding the date of this Agreement, has maintained or been obligated to contribute to an Employee Benefit Plan subject to Section 412 of the Code, Title IV of ERISA or comparable funding obligations imposed under the laws of any foreign jurisdiction.

                  (g) At no time in the six years preceding the date of this Agreement has any Acquired Company or any ERISA Affiliate been obligated to contribute to any "MULTIEMPLOYER PLAN" (as defined in Section 4001(a)(3) of ERISA) or "MULTIPLE EMPLOYER PLAN" (as defined in Section 413(c) of the Code).

                  (h) No Acquired Company has obligations under any Company Plan or otherwise to provide benefits after termination of employment or service to any current or former employees, consultants or directors of any Acquired Company (or to any spouse, dependent or beneficiary of any of the foregoing), including obligations to provide health, accident, disability or life insurance coverage, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges provided under state law. There has been no communication to any current or former employee, consultant or director or any retiree of any Acquired Company, or the spouses, dependents or beneficiaries of any of the foregoing, that would reasonably be expected to promise or guarantee any such health, accident, disability or life insurance coverage.

                  (i) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former employee, consultant or director of any Acquired Company or any group of such employees, consultants or directors to any payment or benefit; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

                  (j) Each Company Plan that is a nonqualified deferred compensation plan subject to Code Section 409A has been operated and administered in good faith compliance with Code Section 409A from the period beginning January 1, 2005 through the date hereof.

                  (k) With respect to each Company Plan providing compensation or benefits to any employee or former employee of any Acquired Company (or any dependent or beneficiary thereof) which is subject to the laws of any jurisdiction outside of the United States (the "FOREIGN PLANS"): (i) such Foreign Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable laws, (ii) if intended to qualify for special Tax treatment, such Foreign Plan meets all requirements for such treatment, (iii) if intended or required to be funded and/or book-reserved, such Foreign Plan has been funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no material Liability exists or reasonably could be imposed upon the assets of any Acquired Company by reason of such Foreign Plan.

                  (l) Each Acquired Company is in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of Section 4980B of the Code, as amended, and the regulations (including proposed regulations) thereunder and any similar state law, and (ii) the applicable requirements of the Health Insurance
Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  (m) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will result in any "parachute payment" under Code Section 280G (whether or not such payment is considered to be reasonable compensation for services rendered).

         3.18 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.18 of the Disclosure Schedule:

                  (a)      each  Acquired  Company  presently  complies with all
applicable  Environmental  Laws,  and  has  all  permits,   licenses  and  other
authorizations required thereunder;

                  (b) no Acquired Company has owned, operated or leased, or presently owns, operates or leases, real property (including the real property subject to the Leases disclosed on Section 3.9 of the Disclosure Schedule) on which Hazardous Substances are present, whether in air, soil, water, or building materials, in violation of Environmental Laws;

                  (c)      there are no  pending,  or, to the  knowledge  of the
Company  or  the  Selling   Securityholders,   threatened,   civil  or  criminal
investigations, demands, inquiries, proceedings, or information requests regarding any Acquired Company's compliance with Environmental Laws;

                  (d) no Acquired Company is or has been a party to any court order, administrative order, consent order or other agreement (other than a duly issued permit) with a Governmental Entity under any Environmental Laws;

                  (e) no Acquired Company presently owns, operates or leases any building (including the real property subject to the Leases disclosed on Section 3.9 of the Disclosure Schedule) in which asbestos, underground storage tanks, or polychlorinated bi-phenols are present;

                  (f) to the knowledge of the Company or the Selling Securityholders, no Acquired Company presently has Environmental Liability;

                  (g) to the knowledge of the Company or the Selling Securityholders, the Environmental Liability of each Acquired Company (if any) has been fully estimated and disclosed in accordance with applicable accounting standards, including but not limited to FIN 47, FASB 143, FASB 5, SEC Staff Accounting Bulletin 92, and American Institute of Certified Public Accountants Statement of Position 96-1, as appropriate; and

                  (h) no Acquired Company has generated, used, stored, shipped, Released, disposed, or exposed any person to Hazardous Substances in violation of Environmental Laws.

         3.19     LEGAL COMPLIANCE AND PERMITS.

                  (a) Each of the Acquired Companies is, and since December 31, 2004 has been, in compliance with each applicable Law of any federal, state, local or foreign government, or any Governmental Entity, including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq., and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the knowledge of the Company or the Selling Securityholders, threatened against any of them alleging any failure to so comply.

                  (b) Each Acquired Company has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted. Section 3.19 of the Disclosure Schedule sets forth a list of all such Permits. Each such Permit is in full force and effect, the applicable Acquired Company is in compliance with the terms of each such Permit, and no suspension, revocation or cancellation of such Permit is pending or, to the knowledge of the Company or the Selling Securityholders, threatened. The consummation of the transactions contemplated by this Agreement will not cause the suspension, revocation or cancellation of any such Permit. Neither the Company nor the Selling Securityholders has any knowledge of any condition that would cause any such Permit to fail to continue in full force and effect immediately following the Closing.

         3.20 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES, OFFICERS AND DIRECTORS. No Affiliate, officer or director of any Acquired Company (other than another Acquired Company) (a) owns any property or right, tangible or intangible, which is used in the business of any Acquired Company, or (b) owes any money to, or is owed any money by, any Acquired Company. Section 3.20 of the Disclosure Schedule describes any business transactions or relationships between any Acquired Company and any Affiliate (other than another Acquired Company), officer or director of any Acquired Company (other than those based on his or her status as an officer or director) which occurred or have existed since the beginning of the time period covered by the Financial Statements. No Affiliate, officer or director of any Acquired Company owns any interests in an entity that is competitive with the business of any Acquired Company.

         3.21     BOOKS AND RECORDS, BANK ACCOUNTS, ETC.

                  (a) The minute books and other similar records of each Acquired Company are correct and complete in all material respects and have been prepared in a timely manner in accordance with applicable Laws and record all meetings and consents in lieu of meetings of each such Acquired Company's board of directors (and any committees thereof, whether permanent or temporary) and shareholders since the date of its incorporation, and such records accurately reflect in all material respects all transactions referred to in such minutes and consents.

                  (b) Section 3.21 of the Disclosure Schedule lists the names and locations of all banks and trust companies in which any Acquired Company has any account, line of credit or safety deposit box and the names of persons having signature or drawing authority with respect thereto or access thereto.

         3.22 BROKERS' FEES. No Acquired Company has incurred, nor will any Acquired Company incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.23 FINANCIAL STATEMENTS. The Company has provided, or made available, to the Buyer the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) an audited consolidated balance sheet as of December 31, 2004 and the unaudited statements of income, changes in stockholders' equity, and cash flow for the period from August 1, 2004 to December 31, 2004, and audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2005 and December 31, 2006 (the "MOST RECENT FISCAL YEAR END") for the Company and its Subsidiaries; and (ii) unaudited consolidated and consolidating balance sheets as of March 31, 2007 and the unaudited statement of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the three (3) months ended March 31, 2007 (the "MOST RECENT BALANCE SHEET DATE") for the Company and its Subsidiaries. The Financial Statements (including the notes thereto, as applicable) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly in all respects that are material to the business of the Acquired Companies taken as a whole the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, and are consistent with the books and records of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Most Recent Financial Statements and the unaudited statements of income, changes in stockholders' equity, and cash flow for the period from August 1, 2004 to December 31, 2004 are subject to normal year-end audit adjustments and lack footnotes and other presentation items.

         3.24 ABSENCE OF MATERIAL ADVERSE EFFECT. Since the Most Recent Fiscal Year End, there has been no Effect on the business, assets, condition (financial or otherwise) or operating results of the Acquired Companies, taken as a whole, which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

         3.25 INVENTORY. No later than two Business Days prior to Closing, the Company has delivered to the Buyer a schedule containing an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of each Acquired Company as of May 23, 2007 (the "INVENTORY SCHEDULE"). Except as set forth in the Inventory Schedule, all of the Acquired Companies' existing inventory is, in all material respects, usable, merchantable and saleable at historical gross profit margins, net of reserves, in the Ordinary Course of Business. Except as set forth in the Inventory Schedule, the inventory levels, net of reserves, including excess inventory and obsolete items, as reflected in the Inventory Schedule, are adequate for the conduct of operations of the Acquired Companies in the Ordinary Course of Business.

         3.26     PRODUCT LIABILITY.

                  (a) Each product sold, licensed or delivered by each Acquired Company has been in material conformity with all applicable product specifications and contractual commitments, and the Acquired Companies have no Liability, individually or in the aggregate (and to the knowledge of the Company or the Selling Securityholders, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability, individually or in the aggregate, that has had or could reasonably be expected to result in a Company Material Adverse Effect) for replacement thereof or other damages in connection therewith.

                  (b) No product sold, licensed or delivered by any Acquired Company is subject to any contractual guaranty, warranty, or other indemnity, whether provided by an Acquired Company, a third party or otherwise. There are no existing or, to the knowledge of the Company or the Selling Securityholders, threatened product liability, failure to adequately warn or other similar claims against any Acquired Company relating to or involving the products of any Acquired Company.

         3.27 GUARANTEES. No Acquired Company is a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person (other than another Acquired Company).

         3.28 EARNOUT PAYMENTS, ETC. No Acquired Company has any current or future Liabilities with respect to any earnout payments or other contingent payments with respect to any acquisition of assets or that would be triggered as a result of the transactions contemplated by this Agreement.

         3.29 DISCLOSURE. None of the information furnished by any Selling Securityholder or by the Company to the Buyer in this Agreement, the Company Certificate, the Disclosure Schedule or in any other certificate or other document delivered by any Acquired Company or the Securityholders' Representatives pursuant to this Agreement, or in any other Schedule or Exhibit hereto or thereto, is, in any material respect, false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Company and the Selling Securityholders that the statements contained in this ARTICLE IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

         4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER, ETC. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York, with full corporate power and authority to conduct its business as it is now being conducted. The Buyer is duly qualified or licensed to do business as a foreign corporation and is in corporate and tax good standing (where such concepts are recognized under applicable Law) in each state or other jurisdiction where either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

         4.2 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Buyer is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and all other agreements contemplated hereby to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and all other agreements contemplated hereby to which the Buyer is a party have each been, or when executed and delivered by the Buyer will be, duly and validly executed and delivered by the Buyer and each constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, subject to applicable subject to applicable Laws and bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to general principles of equity.

         4.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities Laws and the Exchange Act, neither the execution and delivery by the Buyer of this Agreement nor the consummation by the Buyer of the transactions contemplated hereby, will
(a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, accelerate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Buyer is a party or by which the Buyer is bound or to which its assets are subject, except, with respect to this Section 4.3(c), (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or have a Buyer

Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not have a Buyer Material Adverse Effect, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         4.4 LITIGATION. There are no actions, suits or legal, administrative or arbitration proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

         4.5 INVESTMENT INTENT. The Company Securities will be acquired by the Buyer for its own account without a view to a distribution or resale thereof. The Company Securities will only be sold or otherwise disposed of by the Buyer pursuant to a registration or an exemption therefrom under the Securities Act and in compliance with any other applicable securities laws.

         4.6 BUYER FINANCIAL CAPACITY. The Buyer has access to and at the Closing will have on hand, or will have available to it from credit or other financing sources, sufficient cash to enable it to timely perform its obligations hereunder, including to pay the Purchase Price as provided in
Section 1.5 and all fees and expenses payable by the Buyer pursuant to this Agreement.

         4.7 BROKERS' FEES. The Buyer will not incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.8 DISCLOSURE. None of the information furnished by the Buyer in this Agreement, the Buyer Certificate or in any other certificate or other document delivered by the Buyer pursuant to this Agreement, or in any Schedule or Exhibit hereto or thereto, is, in any material respect, false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE V.

                                    COVENANTS

         5.1 CLOSING EFFORTS. Each of the Parties shall use its commercially reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         5.2      GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

                  (a) Prior to the Closing, each Party shall use its commercially reasonable best efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Prior to the Closing, the Company shall use its commercially reasonable best efforts to obtain, at its expense, all such waivers, consents or approvals from third parties listed on Sections 3.4 and 3.9(b) of the Disclosure Schedule.

         5.3 OPERATION OF BUSINESS. Except as contemplated by this Agreement or set forth on Section 5.3 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, the Acquired Companies shall conduct their operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the operation of its business and, to the extent consistent therewith, use its commercially reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with clients, customers, suppliers, manufacturers, distributors, consultants, licensors, licensees or other Persons having business dealings with it to the end that its goodwill and ongoing business shall not be impaired. Except as contemplated by this Agreement or set forth on Section 5.3 of the Disclosure Schedule and subject in all events to applicable Law, without limiting the generality of the foregoing, prior to the Closing, the Acquired Companies shall not, without the written consent of the Buyer:

                  (a) take any action to amend, or authorize the amendment of their Organization Documents;

                  (b) issue, sell, or otherwise dispose of any capital stock, bonds or other corporate securities (including upon conversion of any convertible securities or upon exercise of any options, warrants or other similar rights), except as expressly provided in Section 1.6 hereof, or grant any option or issue any warrant or other right to purchase or subscribe for any of such securities or issue any securities convertible into any such securities;

                  (c) issue any note, bond, or other debt security or create, incur, assume or guarantee any obligation or Liability (absolute or contingent);

                  (d) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of assets, tangible or intangible, or properties, other than Permitted Encumbrances;

                  (e) sell, lease, assign or transfer any of its assets, tangible or intangible, except in the Ordinary Course of Business;

                  (f) declare, set aside or pay any divided or make any distribution with respect to its capital stock (whether in cash or kind) or redeem, purchase or otherwise acquire any of its capital stock;

                  (g) cancel, compromise, waive or release any debts or claims;

                  (h) delay or postpone the payment of accounts payable and other Liabilities, except in the Ordinary Course of Business;

                  (i) merge or consolidate with or into any corporation or other entity;

                  (j) enter into any material strategic relationship or alliance in which any Acquired Company agrees to share profits, pay royalties, or grant exclusive rights of any nature to any material assets of any Acquired Company to any third party;

                  (k) pay, promise or grant, whether orally or in writing, any increase in the wages, salaries, bonuses, other compensation, pensions, severance payments, fringe benefits or other benefits payable by any Acquired Company to any of its employees, consultants or directors, including any increase or change pursuant to any Company Plan, other than increases in the cash salaries of non-officer employees of any Acquired Company in the Ordinary Course of Business (in an amount, for each employee, not to exceed 5% of such employee's annual cash salary); or (ii) enter into, promise to enter into or amend any Company Plan (except as required by Law);

                  (l) make or change any material Tax election or make any termination, revocation or cancellation of any such election, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended material Tax Return, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, or closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

                  (m) modify, amend, alter or terminate any of its executory contracts identified in Section 3.11 of the Disclosure Schedule which provide for (or will provide for as proposed to be amended) aggregate payments by any Acquired Company in excess of $50,000 per annum;

                  (n) take or permit any act or omission constituting a breach or default by any Acquired Company under any contract, indenture or agreement identified or required to be identified in Section 3.11 of the Disclosure Schedule;

                  (o) fail to operate its business and maintain its books, accounts and records in the Ordinary Course of Business;

                  (p)      enter  into  any  lease,   contract,   agreement   or
understanding   (or  series  of  related   leases,   contracts,   agreements  or
understandings), or amendment thereto, other than those entered into in the Ordinary Course of Business, which call for aggregate payments of less than $25,000 in any one year period and do not extend for a term of more than one year;

                  (q) accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving more than $50,000 in the aggregate in any one-year period to which any Acquired Company is a party or by which any of them is bound;

                  (r) incur any capital expenditure in excess of $25,000 in one instance or $50,000 in the aggregate;

                  (s) make any capital investment in or any acquisition of the securities or assets of, any other Person (or series of related capital investments and acquisitions);

                  (t) make any loans or advances of money, other than to directors, officers or employees exclusively for business expenses in the Ordinary Course of Business and in accordance with applicable Law;

                  (u) enter into any agreement the primary purpose of which is to provide indemnification or any collective bargaining agreement, whether written or oral, or modify the terms of any existing such agreement;

                  (v) transfer, assign or grant any license or sublicense to any rights under or with respect to Company Intellectual Property, or amend or modify in any material respect any rights in the Company Intellectual Property;

                  (w) enter into any other transaction with, any of its directors, officers and employees outside of the Ordinary Course of Business;

                  (x) settle any litigation or waive, release or assign any rights or claims thereunder except as necessary to satisfy closing conditions hereunder;

                  (y) disclose any confidential information of any of the Acquired Companies or the Buyer;

                  (z) make or change any accounting method, election or practice in a manner that is inconsistent with historical practice or change any accounting period except, in each case, as may be required to meet changes in applicable accounting standards; or

                  (aa) commit or agree to do any of the foregoing in the future.

         5.4      ACCESS TO INFORMATION.

                  (a) The Company shall permit representatives of the Buyer (including Buyer's legal counsel and tax and accounting advisors) to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, personnel, financial, tax and accounting records (including the work papers of the Company's independent accountants and the general ledgers of the Acquired Companies), contracts, other records and documents, and personnel, of or pertaining to the Acquired Companies.

                  (b) The Buyer (i) shall treat and hold as confidential any Confidential Information, (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. Notwithstanding the previous sentence, the Buyer may disclose any and all Confidential Information to any banking or lending institution in connection with any loan or loan application so long as such banking or lending institution is aware of the confidential nature of the information and agree to treat and hold as confidential such information to the same extent and manner as agreed by the Buyer.

         5.5 EXPENSES. The Company has provided the Buyer with a schedule setting forth in reasonable detail and clarity the Transaction Expenses (as defined below) to be paid or incurred by any Acquired Company (the "FEE SCHEDULE"). At the Closing, the Buyer will pay all of the Transaction Expenses incurred by any Acquired Company, to the extent such Transaction Expenses were set forth on the Fee Schedule, by wire transfer of immediately available funds to the accounts designated by the Company at least five Business Days prior to Closing. "TRANSACTION EXPENSES" shall mean the costs and expenses incurred by any Acquired Company in connection with the negotiation, preparation and execution of this Agreement, including the fees and expenses of all attorneys, accountants, brokers, investment bankers or other advisors or third Persons employed or retained by or on behalf of such Party in connection therewith. Except as specifically set forth in this Agreement and in the Escrow Agreement and the fees and reasonable expenses of Silicon Valley Bank payable by the Company upon completion of the transactions contemplated by this Agreement pursuant to the Loan and Security Agreement dated May 5, 2003, each of the Parties shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement, including the fees and expenses of all attorneys, accountants, brokers, investment bankers or other advisors or third Persons employed or retained by or on behalf of such Party ("ADVISORS") in connection therewith. For the avoidance of doubt, each Selling Securityholder shall be responsible for the fees and expenses of any Advisors employed or retained by or on behalf of such Selling Securityholder in connection with the transactions contemplated by this agreement, and any such fees or expenses shall not be a liability of the Company or the Buyer.

         5.6      NOTIFICATION.

                  (a) Between the date of this Agreement and the Closing Date, the Company and each Selling Securityholder will promptly (and in no event later than 24 hours) notify Buyer in writing if such Party becomes aware of any Effect that causes or constitutes a breach of any of the Selling Securityholders' or the Company's representations and warranties as of the date of this Agreement, or if such Party becomes aware of any Effect after the date of this Agreement that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such Effect. During the same period, the Company and each Selling Securityholder will promptly (and in no event later than 24 hours) notify Buyer in writing if such Party becomes aware of any breach of any covenant of the Company or any Selling Securityholder or of any Effect that may make the satisfaction of the conditions in Section 6.1 impossible or unlikely. No disclosure by any Party pursuant to this Section 5.6(a), however, shall prevent or cure any misrepresentation or any breach of any representation, warranty or covenant of the Company and the Selling Securityholders contained in this Agreement or adversely affect any of Buyer's rights or remedies under this Agreement with respect thereto, including, without limitation, any rights to indemnification pursuant to ARTICLE VII hereof; PROVIDED, HOWEVER, that if such disclosure is made by the Company and/or the Securityholders' Representatives by a written supplement or amendment to the Disclosure Schedule on or prior to the second Business Day prior to the Closing Date, referencing this Section 5.6(a) and the other relevant Section(s) of this Agreement and the Disclosure Schedule to which such disclosure relates, and setting forth in reasonable detail the Effects that cause or constitute such breaches or misrepresentations, and the Buyer shall not have terminated this Agreement pursuant to Section 8.1(g) within two Business Days after Buyer's receipt of such supplement or amendment to the Disclosure Schedule, no Buyer

Indemnified Party shall have any rights to indemnification pursuant to ARTICLE VII in respect of such specified misrepresentations or breaches set forth in such amendment or supplement to the Disclosure Schedule.

                  (b) Between the date of this Agreement and the Closing Date, the Buyer will promptly (and in no event later than 24 hours) notify the Company and the Securityholders' Representatives in writing if it becomes aware of any Effect that causes or constitutes a breach of any of the Buyer's representations and warranties as of the date of this Agreement, or if it becomes aware of any Effect after the date of this Agreement that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such Effect. During the same period, the Buyer will promptly (and in no event later than 24 hours) notify the Company and the Securityholders' Representatives in writing if it becomes aware of any breach of any covenant of the Buyer or of any Effect that may make the satisfaction of the conditions in Section 6.2 impossible or unlikely. No disclosure by the Buyer pursuant to this Section 5.6(b), however, shall prevent or cure any misrepresentation or any breach of any representation, warranty or covenant of the Buyer contained in this Agreement or adversely affect any of the Selling Securityholders' rights or remedies under this Agreement with respect thereto, including, without limitation, any rights to indemnification pursuant to ARTICLE VII hereof; PROVIDED, HOWEVER, that if such disclosure is made by the Buyer by written notice to the Company and the Securityholders' Representatives on or prior to the second Business Day prior to the Closing Date, referencing this Section 5.6(b) and the other relevant Section(s) of this Agreement to which such disclosure relates, and setting forth in reasonable detail the Effects that cause or constitute such breaches or misrepresentations, and the Company and the Selling Securityholders holding a majority of the outstanding Company Securities shall not have terminated this Agreement pursuant to Section 8.1(h) within two Business Days after their receipt of such written notice, no Selling Securityholder shall have any rights to indemnification pursuant to ARTICLE VII in respect of such specified misrepresentations or breaches set forth in such written notice.

         5.7      DIRECTOR AND OFFICER INDEMNIFICATION.

                  (a) Section 5.7 of the Disclosure Schedule lists each indemnification agreement or arrangement currently in place to which the Company and one or more current or former officers or directors of the Company is a party. From and after the Closing Date, the Buyer shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, the individuals who on or prior to the Closing Date were directors or officers of any Acquired Company (collectively, the "INDEMNITEES") with respect to all acts or omissions by them in their capacities as such or taken at the request of any Acquired Company at any time prior to the Closing Date. The Buyer agrees that all rights of the Indemnitees to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the certificate of incorporation or by-laws of any Acquired Company as now in effect, and any indemnification agreements or arrangements of any Acquired Company shall survive the Closing Date and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, the Buyer shall pay any expenses of any Indemnitee under this Section 5.7, as incurred to the fullest extent permitted under applicable Law, PROVIDED, THAT, the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

                  (b) For the six-year period commencing immediately after the Closing Date, the Buyer shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; PROVIDED, THAT, the Buyer may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 5.7(b).

                  (c) The provisions of this Section 5.7: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (d) The obligations of the Buyer under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section
5.7 applies shall be third-party beneficiaries of this Section 5.7).

                  (e) Notwithstanding anything in this Agreement to the contrary, Buyer shall not be required to indemnify any Indemnitee pursuant to this Section 5.7, and no Selling Securityholder shall be entitled to any indemnification pursuant to this Section 5.7 in his or her capacity as an Indemnitee, with respect to any matter for which a Buyer Indemnified Party is entitled to indemnification pursuant to ARTICLE VII hereof.

         5.8      EMPLOYMENT MATTERS.

                  (a) EMPLOYEE BENEFITS. Prior to Closing, each individual who is an employee of any Acquired Company immediately prior to the Closing shall be offered the opportunity to continue as an employee of such Acquired Company immediately after the Closing (each, a "CONTINUING EMPLOYEE"). Effective as of the Closing Date and until the first anniversary thereof, subject to
Section 5.8(b) below, the Buyer shall cause the Company (or one of its Affiliates after the Closing) to provide to each Continuing Employee health and welfare benefits that are, in the aggregate, substantially comparable to the health and welfare benefits provided to such Continuing Employee as of the date of this Agreement. For the avoidance of doubt, for purposes of this Section 5.8, "health and welfare" benefits shall not include any cash or equity compensation, or any vacation or other Paid Time Off accrual. For purposes of determining eligibility to participate and vesting where length of service is relevant under any benefit plan or arrangement in which any Continuing Employee becomes eligible to participate, Continuing Employees shall receive service credit for service with any Acquired Company prior to the Closing Date to the same extent such service credit was granted under comparable Company

Plans. Buyer shall, to the maximum extent permitted under any applicable benefit plans or arrangements in which Continuing Employees become eligible to participate, (i) cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees; and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid in the plan year including the date on which the Continuing Employee becomes eligible to participate in the applicable plans or arrangements of the Buyer, in satisfaction of any applicable deductible or out-of-pocket requirements.

                  (b) NO THIRD-PARTY RIGHTS; NO RIGHT TO CONTINUED EMPLOYMENT. No provision of this Section 5.8 shall create any third-party beneficiary or other rights in any Continuing Employee or former employee (including any beneficiary or dependent thereof) in respect of (i) continued employment (or resumed employment) with Buyer, any Acquired Company or any of their Affiliates, or (ii) any benefits that may be provided, directly or indirectly, under any Company Plans or any similar plan or arrangement which may be established or maintained by Buyer, any Acquired Company or any of their respective Affiliates. No provision of this Section 5.8 shall obligate Buyer, any Acquired Company or any of their Affiliates to adopt or maintain any benefit plan at any time.

         5.9      TAX MATTERS.

                  (a) TAX RETURNS FOR PRE-CLOSING TAX PERIODS. The Company shall prepare or cause to be prepared in a manner consistent with the past practices of the Acquired Companies and timely file or cause to be timely filed all Tax Returns for the Acquired Companies required to be filed by the Acquired Companies prior to the Closing (after taking into account any extensions) (each, a "PRE-CLOSING TAX RETURN"). All such Pre-Closing Tax Returns shall be complete and accurate in all material respects. The Company shall pay or cause to be paid on a timely basis all Taxes due and payable in respect of such Pre-Closing Tax Returns that are so filed. Each of the Acquired Companies shall accrue a reserve in its books and records and Most Recent Financial Statements in accordance with past practices for Taxes payable by such Acquired Company for which no Pre-Closing Tax Return is due prior to the Closing. The Buyer shall prepare or cause to be prepared in a manner consistent with the past practices of the Acquired Companies and timely file or cause to be timely filed all Tax Returns for the Acquired Companies for all Pre-Closing Tax Periods (but not for Straddle Periods or any portion thereof which are dealt with in Section 5.9(b)) that are not required to be and have not been filed prior to the Closing Date (each, a "POST-CLOSING TAX RETURN"); PROVIDED, HOWEVER, that subject to the Dispute Notice process set forth in Section 5.9(i) below, the Buyer shall not be required to take a position or other method of reporting in such Post-Closing Tax Return if the Arbiter makes a determination that such position or method of reporting is not reasonably likely to be sustained upon audit. The Buyer shall provide to the Securityholders' Representatives drafts of all such Post-Closing Tax Returns for review and comment at least 30 days prior to the due date for the filing of each such Post-Closing Tax Return, including extensions, or such shorter period as is necessary to allow for the timely filing of such Post-Closing Tax Return. Not later than 15 days after the Buyer has provided such Post-Closing Tax Return, the Securityholders' Representatives shall notify the Buyer of the existence of any objection, specifying in reasonable detail the nature and basis of such objection, the Securityholders' Representatives may have to any item set forth on such draft Post-Closing Tax Return (a "DISPUTE NOTICE"). The Buyer and the Securityholders'

Representatives agree to consult and resolve in good faith any such objection. If any such dispute has not been resolved by the due date for filing any such Post-Closing Tax Return, the Buyer shall file such Tax Return on its due date in such manner as it deems appropriate, and the Parties shall submit any dispute relating to such Tax Return, including whether an amended return should be filed, to the Arbiter in accordance with the procedures set forth in Section 5.9(i). Within 15 days after the date on which Taxes are paid with respect to any Post-Closing Tax Return (or if a dispute relating to the amount of such Taxes has been submitted to the Arbiter, within 15 days after the Arbiter's determination is rendered), the Buyer and the Securityholders' Representatives shall execute and the Buyer shall deliver written notice instructing the Escrow Agent to distribute to the Buyer from the Escrow Cash the amount, if any, by which such Taxes of the Acquired Companies in respect of such Post-Closing Tax Return (or if a dispute relating to the amount of such Taxes was submitted to the Arbiter, the amount of Taxes determined by the Arbiter to be the correct amount of Taxes owed) exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheet in the Company's Most Recent Financial Statements as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of such Acquired Companies in filing their Tax Returns.

                  (b) APPORTIONMENT OF TAXES FOR STRADDLE PERIODS. All Taxes with respect to or of the Acquired Companies that relate to a Straddle Period shall be apportioned to the Pre-Closing Tax Period as follows: (i) in the case of Taxes that are either (A) based upon or related to income, receipts, capital or net worth, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than Taxes on conveyances pursuant to this Agreement that are governed by Section 5.9(f)), such Taxes apportioned to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the Tax year ended with the Closing Date; and (ii) in the case of Taxes imposed on a periodic basis other than those described in clause (i), including property Taxes and similar ad valorem obligations, such Taxes shall be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. All transactions not in the Ordinary Course of Business occurring on the Closing Date after the Closing shall be apportioned to a Post-Closing Tax Period.

                  (c) TAX RETURNS FOR STRADDLE PERIODS. The Buyer shall prepare or cause to be prepared in a manner consistent with the past practices of the Acquired Companies and timely file or cause to be timely filed all Tax Returns for the Acquired Companies for all Straddle Periods (each, a "STRADDLE PERIOD TAX RETURN"); PROVIDED, HOWEVER, that subject to the Dispute Notice process provided in Section 5.9(i) below, the Buyer shall not be required to take a position or other method of reporting in such Straddle Period Tax Return if the Arbiter makes a determination that such position or method of reporting is not reasonably likely to be sustained upon audit. Buyer shall provide to the Securityholders' Representatives drafts of all such Straddle Period Tax Returns for review and comment at least 30 days prior to the due date for the filing of each such Straddle Period Tax Return, including extensions, or such shorter period as is necessary to allow for the timely filing of such Straddle Period Tax Return. Not later than 15 days after Buyer has provided such Straddle Period Tax Return, the Securityholders'

Representatives shall provide to Buyer any Dispute Notice. Buyer and the Securityholders' Representatives agree to consult and resolve in good faith any such objection. If any such dispute has not been resolved by the due date for filing any such Straddle Period Tax Return, the Buyer shall file such Tax Return on its due date in such manner as it deems appropriate, and the Parties shall submit any dispute relating to such Tax Return, including whether an amended return should be filed, to the Arbiter in accordance with the procedures set forth in Section 5.9(i). Within 15 days after the date on which Taxes are paid with respect to any Straddle Period Tax Return (or if a dispute relating to the amount of such Taxes has been submitted to the Arbiter, within 15 days after the Arbiter's determination is rendered), the Buyer and the Securityholders' Representatives shall execute and the Buyer shall deliver written notice instructing the Escrow Agent to distribute to the Buyer from the Escrow Cash the amount, if any, by which such Taxes of the Acquired Companies that are attributable to the Straddle Period pursuant to Section 5.9(b) (or if a dispute relating to the amount of such Taxes was submitted to the Arbiter, the amount of Taxes determined by the Arbiter to be the correct amount of Taxes owed), when added to any Taxes of the Acquired Companies payable in respect of any Post-Closing Tax Return pursuant to Section 5.9(a), exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheet in the Company's Most Recent Financial Statements as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of such Acquired Companies in filing their Tax Returns.

                  (d) COOPERATION ON TAX MATTERS. Buyer, the Acquired Companies, the Securityholders' Representatives and the Selling Securityholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any Tax Proceeding. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Proceeding, the provision of powers of attorney and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, the Acquired Companies, the Securityholders' Representatives, and the Selling Securityholders' agree (i) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective Taxable periods, plus 60 days, and to abide by all record retention agreements entered into with any Taxing authority, (ii) to deliver or make available to Buyer on the Closing Date, copies of all such books and records, and (iii) if the other party so requests in writing, Buyer, the Acquired Companies, the Securityholders' Representatives, and the Selling Securityholders, as the case may be, shall, before destroying or discarding such books and records, allow the other party to take possession of them at such other party's expense. Buyer and the Securityholders' Representatives further agree, upon request, to use their commercially reasonable best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

                  (e) CONTEST PROVISIONS. If, subsequent to the Closing, Buyer or any Acquired Company receives notice of a Tax Proceeding with respect to any Tax Return for a Pre-Closing Tax Period for which the Selling Securityholders are or may be required to indemnify the Buyer or any Acquired Company pursuant to this Agreement, then within 20 days after receipt of such notice, the Buyer shall notify in writing the Securityholders' Representatives of such notice; provided, that the failure of the Buyer or any Acquired Company to so notify the Securityholders' Representative shall not relieve the Selling Securityholders of any indemnification obligation hereunder except to the extent that the defense of such Tax Proceeding is prejudiced by the failure to give such notice. The Securityholders' Representatives shall have the right to control the conduct and resolution of such Tax Proceeding, PROVIDED, HOWEVER, that if any of the issues raised in such Tax Proceeding could have an impact on Taxes of any Acquired Company for a Post-Closing Tax Period, then (i) the Buyer shall have the opportunity to control jointly the conduct and resolution of only the portion of such Tax Proceeding which could have an impact on Taxes of any Acquired Company in any Post-Closing Tax Period and (ii) the Securityholders' Representatives shall not enter into any settlement of or otherwise compromise any such Tax Proceeding without the prior written consent of the Buyer; and PROVIDED, FURTHER, that if the Selling Securityholders are not reasonably expected to fully indemnify Buyer pursuant to this Agreement for any losses arising from such Tax Proceeding, then the Securityholders' Representatives shall afford Buyer the opportunity to control jointly the conduct and resolution of such Tax Proceeding. If the Securityholders' Representatives shall have the right to control the conduct and resolution of such Tax Proceeding but elect in writing not to do so within ten days of receiving notice of such Tax Proceeding, then Buyer shall have the right to control the conduct and resolution of such Tax Proceeding, PROVIDED, THAT, Buyer shall keep the Securityholders' Representatives informed of all developments on a timely basis and Buyer shall not resolve such Tax Proceeding in a manner that could reasonably be expected to have an adverse impact on the indemnifying parties' indemnification obligations under this Agreement without Securityholders' Representatives written consent, which shall not be unreasonably withheld, conditioned or delayed. Each party shall bear its own costs for participating in such Tax Proceeding.

                  (f) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the purchase by the Buyer of the Company Securities (collectively, "TRANSFER TAXES") shall be paid by the Buyer when due, and the Buyer and Selling Securityholders shall jointly prepare and timely file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Any expenses incurred in making such filings shall be paid by the Buyer.

                  (g) POWERS OF ATTORNEY AND OTHER TAX AGREEMENTS. All powers of attorney, Tax sharing agreements or similar arrangements with respect to or involving any Acquired Company shall be terminated prior to the Closing Date and, after the Closing Date, such Acquired Company shall not be bound thereby or have any Liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                  (h) TAXES INDEMNIFIED. The Selling Securityholders shall be responsible for, and shall (without any right of contribution from any Acquired Company or any right of indemnification against any Acquired Company), indemnify, defend and hold harmless the Buyer Indemnified Parties (as defined herein) from and against any and all Taxes imposed by any Governmental Entity on the Acquired Companies with respect to any Pre-Closing Tax Period (including, without limitation, the Taxes contemplated in Sections 5.9(a) and (b)) to the extent that such Taxes are in excess of the provision for Taxes in the Company's Most Recent Financial Statement as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of such Acquired Companies in filing their Tax Returns. The Buyer shall be responsible for, and shall indemnify and hold harmless the Selling Securityholders from, all Taxes imposed by any Governmental Entity on the Acquired Companies with respect to any Post-Closing Tax Period. Any claim for indemnification pursuant to this
Section 5.9(h) shall be governed by the provisions of ARTICLE VII; PROVIDED, HOWEVER, that the procedures for dealing with claims from Governmental Entities relating to Taxes shall be governed by Section 5.9(a) rather than Section 7.3(a).

                  (i) TAX RETURN DISPUTE RESOLUTION. If a dispute arises under Sections 5.9(a) or 5.9(c) relating to the filing of any Tax Returns, the Securityholders' Representatives and the Buyer shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 15 days of the date of consultation, all points of disagreement concerning such Tax Returns shall be submitted to PricewaterhouseCoopers LLP, or other nationally recognized independent accounting firm selected by the Buyer and the Securityholders' Representatives (the "ARBITER"). The Buyer and the Securityholders' Representatives each agree to execute, if requested by the Arbiter, a reasonable engagement letter. All fees and expenses of the Arbiter shall be borne equally by the Selling Securityholders, in accordance with their Pro Rata Share, and the Buyer. The Arbiter shall act as an arbitrator to determine, based solely on the presentations by the Securityholders' Representatives and the Buyer, and not by independent review, only those issues remaining in dispute. The Arbiter's determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to the Securityholders' Representatives and the Buyer and shall be final and binding on the parties hereto.

         5.10 FIRPTA. Prior to the Closing, (i) the Company shall deliver to the Buyer and to the IRS notices that the Common Shares are not "U.S. real property interests" in accordance with Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) each of the Selling Securityholders shall deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code, in either case, together with authorization for Buyer to deliver such notices or certifications to the IRS upon the Closing.

         5.11 WITHHOLDING FORMS. At or prior to the Closing, each Selling Securityholder shall deliver to the Buyer a properly completed IRS Form W-9 establishing an exemption from backup withholding.

         5.12 FINANCIAL STATEMENTS. The Company and the Securityholders' Representatives each agree to cooperate with the Buyer in good faith with respect to any filings required by the Buyer or any of its Affiliates with the U.S. Securities and Exchange Commission ("SEC") and revise or prepare any financial statements, including the Financial Statements and a balance sheet dated as of the Closing Date, required to be included in any such filing in a form appropriate for such filing, and use its commercially reasonable best efforts to obtain any consents of independent accounting firms required in connection therewith, at the Buyer's sole expense.

         5.13 INVENTORY. At the request of the Buyer, the current Chief Executive Officer and the Chief Financial Officer of the Company each shall use commercially reasonable best efforts to assist the Buyer in completing within 15 days after the Closing Date an accurate and complete statement of all inventory (including raw materials, work in process and finished goods) for each Acquired Company as of the Closing Date.

         5.14 PAYOFF OF INDEBTEDNESS. Prior to the Closing Date, the Company shall take all actions required to be taken, and Buyer shall cooperate fully with the Company, to enter into all necessary arrangements with Silicon Valley Bank, as the lender under the Loan and Security Agreement, dated May 5, 2003, as amended, and with Silicon Valley Bank, as the lender under the Loan and Security Agreement, dated July 28, 2004, as amended (together, the "FACILITIES"), to obtain pay-off letters in customary form that will permit (i) either the Company to pay or otherwise satisfy or discharge, in full, immediately prior to the Closing, or the Buyer to pay or otherwise satisfy or discharge, in full, at or following the Closing, all aggregate principal amount of borrowings then outstanding under the Facilities, if any, and all then outstanding reimbursement obligations under drawn letters of credit, together with all unpaid interest accrued thereon and other fees and expenses payable in respect thereof (it being hereby agreed that the Company and the Buyer shall mutually determine whether the Company or the Buyer shall make such payments and when) and (ii) the Buyer, immediately following such payment, satisfaction or discharge, to obtain evidence, in form and substance reasonably satisfactory to the Buyer, to the effect that (A) all Security Interests held by Silicon Valley Bank in connection with the Facilities shall have been released, (B) all UCC Financing Statements in respect of such Security Interests shall have been terminated and (C) the Acquired Companies shall have been released from all Liabilities under the Facilities and all related guarantees and pledges.

         5.15 TERMINATION OF CERTAIN AGREEMENTS. Prior to the Closing, the Company and the Selling Securityholders party thereto shall cause each of the agreements set forth on SCHEDULE III to be terminated, and to be of no further force and effect, and shall deliver evidence of such termination to the Buyer in form and substance reasonably satisfactory to the Buyer.

         5.16 RESIGNATION OF MANAGING DIRECTOR OF AXXORA DEUTSCHLAND GMBH. If the Buyer shall request following the Closing, Georges Chappuis, Ph.D. shall promptly (and in no event later than 24 hours after such request) resign as Geschaftsfuhrer (Managing Director) of Axxora Deutschland GmbH.

         5.17 NON-COMPETITION; NON-SOLICITATION AND CONFIDENTIALITY COVENANTS. The covenants and agreements contained in this Section 5.17 are made severally (and not jointly) solely by the Selling Securityholders named in this
Section 5.17.

         (a) NON-COMPETITION. During a period of two years from the Closing Date, each of Georges Chappuis, Ph.D., Silvia Dettwiler, Tamara Sales, Brian Conkle and Jurg Tschopp, and their respective Affiliates, for himself, herself or itself or on behalf of or in conjunction with any other Person, will not, directly or indirectly, compete, own, operate, control, or participate or engage in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, shareholder, representative, consultant, independent contractor, guarantor, advisor or in any other manner or otherwise have a financial interest in, any other Person that is engaged in a business that directly competes with any business of any

Acquired Company, including the development, production, manufacturing, in-licensing, commercialization and worldwide marketing and sales of life sciences research reagents and the development, operation and worldwide marketing of online purchasing marketplaces for research reagents and businesses ancillary thereto (the "BUSINESS"); PROVIDED, HOWEVER, that nothing contained in this Section 5.17(a) shall be deemed to prevent such Party from (i) beneficially owning, directly or indirectly, 5% or less of any class of securities of an entity that has a class of securities registered under Section 12 of the Exchange Act or (ii) directly or indirectly (as a principal or agent or otherwise and alone or in association with any other Person) carrying on, engaging or taking part in, rendering services to or owning, sharing in the earnings of or investing in the stocks, bonds or other securities of any Person 10% or less of whose gross revenues for the preceding calendar year were not, and for the calendar year in question are not reasonably expected to be, derived from being engaged in the Business; PROVIDED, FURTHER, that such relationships do not constitute bad faith efforts to circumvent the covenant set forth in this
Section 5.17(a).

         (b) NON-SOLICITATION. During a period of two years from the Closing Date, each of Georges Chappuis, Ph.D., Silvia Dettwiler, Tamara Sales, Brian Conkle and Jurg Tschopp, and their respective Affiliates, for himself, herself or itself or on behalf of or in conjunction with any other Person, will not, directly or indirectly: (i) solicit, endeavor to entice away from any Acquired Company, or otherwise interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between any Acquired Company, on the one hand, and any Person who is employed by or otherwise engaged to perform services for any Acquired Company, on the other hand, or (ii) solicit, endeavor to entice away from any Acquired Company, or otherwise interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between any Acquired Company, on the one hand, and any Person who is or was within the then most recent two year period, a client, customer, supplier, manufacturer, distributor, consultant, licensor, licensee or other Person having business dealings with any Acquired Company, on the other hand.

         (c) CONFIDENTIALITY. From and after the Closing Date, each of Georges Chappuis, Ph.D., Silvia Dettwiler, Tamara Sales, Brian Conkle and Jurg Tschopp, and their respective Affiliates, for himself, herself or itself or on behalf of or in conjunction with any other Person, will not, directly or indirectly, print, publish, divulge or communicate to any Person or use for his, her or its own account any trade or business secret, process, method or means, or any other Confidential Information concerning any Acquired Company. Such Party further agrees and acknowledges that all of such Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Acquired Companies and upon termination of his or her employment with any Acquired Company, the Buyer or any of their respective Affiliates, such Party shall return to the Acquired Companies the originals and all copies of any such Confidential Information provided to or acquired by such Party in connection with the performance of his duties for the Acquired Companies, and shall return to the Acquired Companies all files, correspondence and/or other communications received, maintained and/or originated by such Party during the course of his or her employment, and no copy of any such materials shall be retained by such Party. Such Party further covenants and agrees that he or she shall retain the Confidential Information received or obtained in trust for the sole benefit of the Acquired Companies and their successors and assigns. In the event that such Party is requested pursuant to subpoena or other legal process to disclose any of the Confidential

Information, such Party will provide the Acquired Companies with prompt notice so that the Acquired Companies may seek a protective order or other appropriate remedy and/or waive compliance with this Section 5.17(c). In the event that such protective order or other remedy is not obtained or that the Acquired Companies waive compliance with the provisions of Section 5.17(c), such Party will furnish only that portion of the Confidential Information which is legally required.

         (d) GENERAL. Each of Georges Chappuis, Ph.D., Silvia Dettwiler, Tamara Sales, Brian Conkle and Jurg Tschopp, and their respective Affiliates, further acknowledge and agree that: (i) the covenants contained in this Section
5.17 are essential elements of this Agreement and that but for the agreements of such Party to comply with such covenants, the Buyer would not have entered into this Agreement; (ii) the covenants contained in this Section 5.17 are reasonable and necessary in terms of time, area and geographic scope, and line of business;
(iii) the covenants contained in this Section 5.17 are reasonable and necessary in terms of time, area and geographic scope, and line of business to protect the Acquired Companies' legitimate business interests, which include their interests in protecting the Acquired Companies' (A) valuable Confidential Information, (B) substantial relationships with customers, suppliers, licensors, licensees and other Persons having business dealings with the Acquired Companies, and (C) customer goodwill associated with the businesses of the Acquired Companies; and
(iv) such Party has independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the Business. Each of Georges Chappuis, Ph.D., Silvia Dettwiler, Tamara Sales, Brian Conkle and Jurg Tschopp, and their respective Affiliates, expressly authorize the enforcement of the covenants provided for in this Section 5.17 by (A) the Buyer, the Acquired Companies and their respective Affiliates, (B) the Buyers' and the Acquired Companies' permitted assigns, and
(C) any successor to any business of any Acquired Company. To the extent that the covenants provided for in this Section 5.17 may later be deemed by a court of competent jurisdiction to be overly broad with respect to its duration or with respect to any particular activity or geographic area such that it is not enforceable, the court of competent jurisdiction making such determination shall have the power to reduce the duration or scope of such provision, and to add or delete specific words or phrases to or from such provision, to the extent necessary to render such provision enforceable. Such provision, as so modified, shall then be enforced by the Parties hereto.

                                  ARTICLE VI.

                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or, where legally permissible, the waiver by the Buyer) of the following conditions:

                  (a) the representations and warranties set forth in ARTICLES II and III of this Agreement that are qualified as to "materiality" (including by reference to a specified dollar amount) or "Company Material Adverse Effect" shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality (including by reference to a specified dollar amount) or "Company Material Adverse Effect" shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); PROVIDED, HOWEVER, that notwithstanding the foregoing, the representations and warranties set forth in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(e), 2.1(f), 3.2, 3.3, 3.20 and 3.22
shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date;

                  (b) the Company and each of the Selling Securityholders shall have performed or complied in all material respects with each of their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

                  (c) there shall have been no Effect on the business, assets, condition (financial or otherwise) or operating results of the Acquired Companies, taken as a whole, since the date of this Agreement which has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (d) the Company shall have delivered to the Buyer the Company Certificate;

                  (e) the Company shall have obtained, and shall have provided copies thereof to the Buyer, all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices referred to (i) in Section 5.2(a) which are required on the part of the Company and (ii) on Schedule IV;

                  (f) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity seeking to (i) prohibit or impose any limitation, burden or restriction on the ability of the Buyer to have or to exercise, from and after the Closing, full rights and incidents of beneficial ownership of all of the outstanding shares of capital stock and other equity interests of and in the Acquired Companies, including with respect to dividends, voting and dispositive power, (ii) prevent or delay the consummation of the transactions contemplated by this Agreement or (iii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing;

                  (g) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, decree, stipulation, ruling or injunction enjoining, preventing, restraining, prohibiting, making unlawful or delaying the consummation of the transactions contemplated by this Agreement;

                  (h)      the  Buyer   shall  have   received   copies  of  the
resignations, effective as of the Closing, of each director of the Company (other than Georges Chappuis, Ph.D.);

                  (i) the Escrow Agreement executed in connection with the execution of this Agreement shall remain in full force and effect and no action shall have been taken by the parties thereto to rescind such agreement;

                  (j) employment agreements, substantially in the forms attached hereto as Exhibits A, B, C and D, shall have been executed and delivered by each of Georges Chappuis, Ph.D., Tamara E. Sales, Silvia Dettwiler and Brian Conkle, respectively;

                  (k) the Company shall have delivered to the Buyer a FIRPTA certification of non-foreign status executed by the Company and satisfying the requirements of Sec. 1.1445-2(b)(2)(i) of the United States Treasury Regulations promulgated under the Code;

                  (l) the Buyer shall have received the pay-off letters, releases and other documents specified in Section 5.14 hereof;

                  (m)      the  Buyer  shall  have  received   evidence  of  the
termination of the agreements specified in Section 5.15 hereof;

                  (n)      the  Company  shall  have   delivered  the  Inventory
Schedule  to the Buyer (no later than two  Business  Days  prior to the  Closing
Date), in form and substance satisfactory to the Buyer; and

                  (o) the Buyer shall have received such other certificates and instruments, reasonably satisfactory in form and substance to Buyer (including certificates of good standing of each of the Acquired Companies in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, excerpts from the Commercial Register, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or, where legally permissible, the waiver by the Company and the Securityholders' Representatives) of the following conditions:

                  (a)      the  representations  and  warranties  set  forth  in
ARTICLE IV of this Agreement that are qualified as to "materiality" or "Buyer Material Adverse Effect" shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to "materiality" or "Buyer Material Adverse Effect" shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); PROVIDED, HOWEVER, that notwithstanding the foregoing, the representations and warranties set forth in Sections 4.2, 4.5,
4.6 and 4.7 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date;

                  (b) the Buyer shall have performed or complied in all material respects with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (c) the Buyer shall have delivered to the Company the Buyer Certificate;

                  (d) Buyer shall have obtained, and shall have provided copies thereof to the Company, all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices referred to in Section 5.2(a) which are required on the part of Buyer;

                  (e) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity seeking to (i) prevent or delay the consummation of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing;

                  (f) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, decree, stipulation, ruling or injunction enjoining, preventing, restraining, prohibiting, making unlawful or delaying the consummation of the transactions contemplated by this Agreement;

                  (g) the Escrow Agreement executed in connection with the execution of this Agreement shall remain in full force and effect and no action shall have been taken by the parties thereto to rescind such agreement; and

                  (h)      the   Company   shall   have   received   such  other
certificates and instruments, reasonably satisfactory in form and substance to the Company, as it shall reasonably request in connection with the Closing.

                                  ARTICLE VII.

                                INDEMNIFICATION

         7.1 INDEMNIFICATION BY THE SELLING SECURITYHOLDERS. Each Selling Securityholder shall (without any right of contribution from any Acquired Company or any right of indemnification against any Acquired Company), jointly and severally (except as expressly set forth in subparagraphs (a) and (b) of this Section 7.1) indemnify, defend and hold harmless the Buyer and its Affiliates and each of their respective directors, officers, employees, agents and representatives (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all Damages incurred or suffered by such Buyer Indemnified Party resulting from or arising out of (directly or indirectly) or in connection with:

                  (a) any breach of or any inaccuracy in any representation or warranty of the Company or the Selling Securityholders contained in this Agreement, the Company Certificate, the Disclosure Schedule or any other certificate or other document delivered by any Acquired Company or the Securityholders' Representatives pursuant to this Agreement, or in any other
Schedule or Exhibit hereto or thereto; PROVIDED, THAT, the indemnification obligations of the Selling Securityholders with respect to breaches of the representations and warranties set forth in ARTICLE II shall be several, and not joint;

                  (b) any breach of or failure to perform any covenant or agreement of the Company or the Selling Securityholders contained in this Agreement; PROVIDED, THAT, the indemnification obligations of the Selling Securityholders named in Section 5.17 with respect to breaches of the covenants and agreements set forth in Section 5.17 shall be several, and not joint;

                  (c) any failure of the Company Certificate to be true and correct;

                  (d) any Taxes for which the Buyer is entitled to receive payment from the Escrow Cash or is otherwise entitled to indemnification pursuant to Section 5.9; or

                  (e) any claim by any Person for brokerage or finder's fees or commissions based upon any agreement or understanding alleged to have been made by any such Person with any Selling Securityholder or any Acquired Company (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

The Buyer shall take all reasonable steps to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Damages. With respect to each Buyer Indemnified Party other than Buyer, each Selling Securityholder acknowledges and agrees that the Buyer is contracting on its own behalf and for such Buyer Indemnified Party and the Buyer shall obtain and hold the rights and benefits provided for in this Section 7.1 in trust for and on behalf of such Buyer Indemnified Party. The Buyer shall have full power and authority on behalf of each Buyer Indemnified Party to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, each Buyer Indemnified Party under this ARTICLE VII.

         7.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend and hold them harmless against, any and all Damages incurred or suffered by:

                  (a) the Selling Securityholders resulting from or arising out of (directly or indirectly) or in connection with:

                           (i) any breach of or any inaccuracy in any representation or warranty of the Buyer contained in this Agreement, the Buyer Certificate or any other certificate or other document delivered by the Buyer pursuant to this Agreement, or in any Schedule or Exhibit hereto or thereto;

                           (ii)     any  breach  or   failure  to  perform   any
         covenant or agreement of the Buyer contained in this Agreement;

                           (iii) any failure of the Buyer Certificate to be true and correct;

                           (iv) any claim by any Person for brokerage or finder's fees or commissions based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement;

                           (v)      any   Taxes    for    which   the    Selling
         Securityholders are entitled to indemnification pursuant to Section 5.9; or

                  (b)      any Indemnitee for breach of Section 5.7.

The Selling Securityholders and the Indemnitees shall take all reasonable steps to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Damages.

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

         7.3      INDEMNIFICATION CLAIMS.

                  (a) All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (other than a claim for Taxes, which shall be governed by Section 5.9(e)) shall be made in accordance with the following procedures. An Indemnified Party shall promptly deliver an Expected Claim Notice to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party, and if the Indemnified Party is a Buyer Indemnified Party, the Buyer shall deliver a copy of the Expected Claim Notice to the Escrow Agent. No reasonable delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Within 20 calendar days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim if (a) the Indemnifying Party accepts full responsibility for the matter, (b) the Indemnifying Party reasonably demonstrates it has the financial resources necessary to defend against the matter and fulfill its indemnification obligations and (c) the Indemnifying Party conducts the defense with reasonable diligence. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; PROVIDED, THAT, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for purposes of this Agreement; PROVIDED, HOWEVER, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim, or admit any Liability with respect thereto, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all Liability with respect thereto or that imposes any Liability on the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) In order to seek indemnification under this ARTICLE VII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is a Buyer Indemnified Party, the Buyer shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 20 calendar days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer of immediately available funds; PROVIDED, THAT, if the Indemnified Party is a Buyer Indemnified Party, then to the extent the Escrow Cash has not theretofore been depleted or released pursuant to the terms of this Agreement and the Escrow Agreement, the Buyer shall deliver to the Escrow Agent, within three Business Days following the delivery of the Response, a written notice executed by the Indemnifying Party and the Buyer instructing the Escrow Agent to distribute to Buyer such amount of Escrow Cash as is equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer of immediately available funds; PROVIDED, THAT, if the Indemnified Party is a Buyer Indemnified Party, then to the extent the Escrow Cash has not theretofore been depleted or released pursuant to the terms of this Agreement and the Escrow Agreement, the Buyer shall deliver to the Escrow Agent, within three Business Days following the delivery of the Response, a written notice executed by the Indemnifying Party and the Buyer instructing the Escrow Agent to distribute to Buyer such amount of Escrow Cash as is equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive all or part of the Claimed Amount. The Indemnifying Party (and its representatives) shall have reasonable access during the foregoing 20-calendar day period and the 30-calendar day period referred to in Section 7.3(d) below to the books, records and other information in the possession or control of the Indemnified Party during regular business hours to the extent necessary to verify the claim for indemnification and the Claimed Amount. Notwithstanding anything herein to the contrary, all distributions to the Buyer out of the Escrow Cash shall not include any interest or income accrued or earned with respect to the Escrow Cash under the terms of the Escrow Agreement.

                  (d) During the 30-calendar day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use commercially reasonable best efforts to resolve the Dispute. If the Dispute is not resolved within such 30-calendar day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration. In the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a Delaware state court or U.S. federal district court sitting in the State of Delaware, in accordance with Section 10.11. If the Indemnified Party is a Buyer Indemnified Party, the Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by the Buyer and the Indemnifying Party instructing the Escrow Agent as to what (if any) portion of the Escrow Cash shall be distributed to Buyer and the Selling Securityholders (which notice shall be consistent with the terms of the resolution of the Dispute). The Escrow Agent may rely on, and shall release funds from the Escrow Cash in accordance with, any of the following: (i) the joint written instructions executed by the Indemnifying Party and the Indemnified Party, (ii) the final nonappealable order of a court having competent jurisdiction over the matters relating to the Claim Notice that is the subject of a Dispute or (iii) if a Dispute was submitted to binding arbitration, the final decision of the arbitrator(s) in the matters relating to the Claim Notice that is the subject of a Dispute.

                  (e) Notwithstanding the other provisions of this Section 7.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this ARTICLE VII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation and that such Indemnified Party or such third party is likely to suffer irreparable harm if the Indemnified Party follows the procedures in this
Section 7.3, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior consent from the Indemnifying Party (PROVIDED, THAT, such Indemnified Party shall provide such notice to the Indemnifying Party as is possible under the circumstances), (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this
ARTICLE VII, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this ARTICLE VII, for any such Damages for which it is entitled to indemnification pursuant to this ARTICLE VII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this ARTICLE VII, including the application of Sections 7.4 or 7.5).

                  (f) If a Buyer Indemnified Party makes a claim for indemnification based on an alleged breach of any covenant in Section 5.17, the Buyer shall promptly notify the affected Selling Securityholder and the
Securityholders' Representatives of such claim, and the Buyer and the Securityholders' Representatives shall permit the affected individual Selling Securityholder to take over any defense and/or settlement of such claim, which will be at the affected Selling Securityholder's sole expense. Each Selling Securityholder agrees that the Securityholders' Representatives shall have no obligation to defend any such claims and will not use any of the Representative Escrow Amount with respect to such claims.

                  (g)      For  purposes of this Section 7.3, (i) if the Selling
Securityholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Securityholders' Representatives, and
(ii) if the Selling Securityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Securityholders' Representatives. The Securityholders' Representatives shall have full power and authority on behalf of each of the Selling Securityholders to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Selling Securityholders under this ARTICLE VII and the Escrow Agreement.

         7.4      SURVIVAL.

                  (a)      The  representations  and  warranties  set  forth  in
Sections  2.1(a),  2.1(b),  2.1(c)  and  2.1(e)  of  this  Agreement,   and  the
indemnification obligations relating thereto, shall survive the Closing indefinitely. The representations and warranties set forth in Section 3.6 of this Agreement, and the indemnification obligations relating thereto, shall survive the Closing through the expiration of the applicable statute of limitations period. All other representations and warranties of the Parties set forth in this Agreement, and the indemnification obligations relating thereto, shall survive the Closing and expire one year after the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Cash has been retained in escrow after the termination date set forth in the Escrow Agreement with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both Parties instructing the Escrow Agent to distribute such retained Escrow Cash to the Selling Securityholders in accordance with the terms of the Escrow Agreement.

                  (b) The covenants contained in this Agreement which by their terms apply or are to be performed in whole or in part after the Closing, and the indemnification obligations relating thereto (including the indemnification obligations of the Parties relating to Taxes contained in
Section 5.9), shall survive the Closing for the relevant statute of limitations period, unless a different period is expressly contemplated herein.

         7.5      INDEMNIFICATION LIMITATIONS.

                  (a) Notwithstanding anything to the contrary contained herein:

                           (i) no individual claim (or series of related claims) for indemnification (x) under Sections 7.1(a) arising from any inaccuracy in any representation or warranty set forth in Section 3.6 or under Sections 7.1(d) (regardless of whether or not the underlying liability is disclosed on Section 3.6(a) of the Disclosure Schedule) shall be assertable unless it is (or they are) for an amount in excess of the sum of $200,000, in the aggregate (the "TAX THRESHOLD AMOUNT"), or (y) under Sections 7.1(a) (other than arising from any inaccuracy in any representation or warranty set forth in Section 3.6), (b), (c) or
         (e) or 7.2(a) shall be assertable unless it is (or they are) for an amount in excess of $100,000, in the aggregate (the "GENERAL THRESHOLD AMOUNT" and, together with the Tax Threshold Amount, the "THRESHOLD AMOUNTS"); PROVIDED, HOWEVER, that once the applicable Threshold Amount is exceeded with respect to the relevant class of claims (i.e. $200,000 for the Tax Threshold Amount and $100,000 for the General Threshold Amount), each claim of such class (or series of related claims) shall be assertable for all such amounts (including the applicable Threshold Amount), and the Parties shall be liable with respect to claims of such class for all of the aggregate Damages related to such claims (including the applicable Threshold Amount)(subject to the limitations contained in subsections (ii) and (iii) of this Section 7.5(a) and
         Section 7.5(b) below); PROVIDED, FURTHER that any claim described in clause (i)(x) above shall be applied solely towards the Tax Threshold Amount and not the General Threshold Amount and any claim described in clause (i)(y) above shall be applied solely towards the General Threshold Amount and not the Tax Threshold Amount; and PROVIDED, FURTHER that the limitations in this clause (i) do not apply to any claim relating to any breach of or any inaccuracy in any representation or warranty set forth in Sections 2.1(a), 2.1(b), 2.1(c) or 2.1(e) or any breach of any covenant or agreement set forth in Section 5.17, and do not apply to any claim relating to Section 7.2(b);

                           (ii) the aggregate Liability of the Selling Securityholders under this ARTICLE VII, shall not exceed the Escrow Cash; PROVIDED, HOWEVER, the limitation in this clause (ii) does not apply to any claim relating to any breach of or any inaccuracy in any representation or warranty set forth in Sections 2.1(a), 2.1(b), 2.1(c) or 2.1(e) or any breach of any covenant or agreement set forth in Section 5.17; and

                           (iii) the aggregate Liability of the Buyer under this ARTICLE VII, shall not exceed $1,280,000; PROVIDED, THAT, the limitation in this clause (iii) does not apply to any claim relating to
         Section 7.2(b).

                  (b) Except for any breach of or any inaccuracy in any representation or warranty set forth in ARTICLE II or Section 3.6, for any breach of any covenant or agreement set forth in Section 5.17, or for any Taxes for which the Buyer is entitled to receive payment from the Escrow Cash or is otherwise entitled to indemnification pursuant to Section 5.9, any recovery for indemnification by any Buyer Indemnified Party pursuant to this ARTICLE VII shall be made solely against the Escrow Cash pursuant to the terms of this Agreement and the Escrow Agreement. With respect to any breach of or any inaccuracy in any representation or warranty set forth in Section 3.6 or for any Taxes for which the Buyer is entitled to receive payment from the Escrow Cash or is otherwise entitled to indemnification pursuant to Section 5.9, any recovery for indemnification by any Buyer Indemnified Party pursuant to this ARTICLE VII shall first be made against the Escrow Cash and, once the Escrow Cash has been fully released under the terms of the Escrow Agreement at the termination thereof, the Buyer Indemnified Parties may recover for indemnification pursuant to this ARTICLE VII directly against the Selling Securityholders, subject to the limitation set forth in subsection (i) of Section 7.5(a); PROVIDED, HOWEVER, that the aggregate Liability of the Selling Securityholders under this ARTICLE VII with respect thereto from and after the date of such release of the Escrow Cash shall not exceed the aggregate amount of Escrow Cash (if any) distributed to the Selling Securityholders at the termination of the Escrow Agreement. With respect to any breach of or any inaccuracy in any representation or warranty by a Selling Securityholder set forth in Sections 2.1(d) or 2.1(f), any recovery for indemnification by any Buyer Indemnified Party pursuant to this ARTICLE VII shall first be made against such Selling Securityholder's Pro Rata Share of the Escrow Cash and, once such Selling Securityholder's Pro Rata Share of the Escrow Cash has been fully depleted, the Buyer Indemnified Parties may recover for indemnification pursuant to this ARTICLE VII directly against such Selling Securityholder, subject to the limitations set forth in subsections (i) and (ii) of Section 7.5(a); PROVIDED, HOWEVER, that the aggregate Liability of such Selling Securityholder under this ARTICLE VII with respect thereto shall not exceed the lesser of (i) his, her or its Pro Rata Share of the Purchase Price and (ii) the Escrow Cash. With respect to any breach of or any inaccuracy in any representation or warranty by a Selling Securityholder set forth in Sections 2.1(a), 2.1(b), 2.1(c) or 2.1(e), or any breach of any covenant or agreement set forth in Section 5.17 by a Selling Securityholder named in Section 5.17, any recovery for indemnification by any Buyer Indemnified Party pursuant to this
ARTICLE VII shall first be made against such Selling Securityholder's Pro Rata Share of the Escrow Cash and, once such Selling Securityholder's Pro Rata Share of the Escrow Cash has been fully depleted or has been released under the terms of the Escrow Agreement at the termination thereof, the Buyer Indemnified Parties may recover for indemnification pursuant to this ARTICLE VII directly against such Selling Securityholder; PROVIDED, HOWEVER, that the aggregate Liability of such Selling Securityholder under this ARTICLE VII with respect thereto shall not exceed his, her or its Pro Rata Share of the Purchase Price.

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

                  (c) Except with respect to claims based on fraud or willful breach or for injunctive relief or other equitable remedies, after the Closing, the rights of the Indemnified Parties under this ARTICLE VII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to any and all claims covered by this ARTICLE VII and any and all claims otherwise relating to the transactions that are the subject of this Agreement.

                  (d) If the Closing occurs, no Selling Securityholder shall have any right of contribution against the Acquired Companies with respect to any breach by the Company of any of its representations, warranties, covenants or agreements, and in furtherance of the foregoing, upon the occurrence of the Closing, each Selling Securityholder hereby fully and finally releases the Acquired Companies from any claim of any kind or nature for, and waives any and all rights of every kind or character with respect to, indemnification or contribution by the Acquired Companies with respect to such representations, warranties, covenants or agreements.

                  (e) Notwithstanding anything to the contrary elsewhere in this Agreement, no Party shall, in any event, be liable to any other person for any multiple, consequential, incidental, indirect, special or punitive damages, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof.

                  (f) Notwithstanding any other provision of this ARTICLE VII, the amount of Damages recoverable by an Indemnified Party under this
ARTICLE VII with respect to an indemnity claim shall be reduced by the amount of
(i) any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from an insurance carrier (including with respect to insurance against professional Liability) and (ii) the present value of any current or reasonably expected Tax deduction, Tax credit or other Tax benefit to such Indemnified Party with respect to the receipt of such indemnity payment or as a result of the Damages (the "TAX BENEFIT"). Damages shall also exclude any Liability based upon a claim, assessment or deficiency for foreign, federal, state and/or local income or franchise Taxes which arise from adjustments which have the effect only of shifting income, credits and/or deductions from one fiscal period to another. An Indemnified Party shall use commercially reasonable best efforts to pursue, and to cause its Affiliates to pursue, all insurance claims to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment or incurs a Tax Benefit in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment or incurring such Tax Benefit, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this ARTICLE VII with respect to such claim plus the amount of the insurance payments received and any Tax Benefit incurred, over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this ARTICLE VII.

                  (g)      Notwithstanding  any other  provision of this ARTICLE
VII, the Parties agree that if the effect of any misrepresentation or breach of any representation and warranty or covenant contained in this Agreement, the Company Certificate, the Disclosure Schedule or any
other certificate or other document delivered by any Acquired Company or the Securityholders' Representatives pursuant to this Agreement, or in any other Schedule or Exhibit hereto or thereto, is that (i) the amount of the trade accounts receivable and other receivables or the inventory (including raw materials, work in process and finished goods) of the Acquired Companies (net of reserves, including excess inventory and obsolete items reflected on the Most Recent Balance Sheet) have been overstated (it being hereby agreed that if the misrepresentation or breach relates specifically to the period of time within which any trade accounts receivable or other receivables are collectible, if such trade accounts receivable or other receivables are in fact collected in full by any Acquired Company subsequent to such represented period of time but prior to April 30, 2008, such misrepresentation or breach shall not be deemed to have overstated the trade accounts receivables or other receivables reflected on the Most Recent Balance Sheet for purposes of this Section 7.5(g)), or (ii) the amount of the Liabilities of the Acquired Companies (or the reserves established therefor) have been understated, the Buyer's Damages caused by such overstatement or understatement, as applicable, shall in no event exceed the net amount by which such overstated trade accounts receivable and other receivables, such overstated inventory and/or such understated Liabilities reduces, in the aggregate, the Consolidated Net Working Capital; PROVIDED, HOWEVER, that nothing contained in this Section 7.5(g) shall be deemed to limit (A) the calculation of the Buyer's Damages with respect to any misrepresentation or breach of any of the representations and warranties contained in Section 3.6 or any of the covenants contained in Section 5.9 of this Agreement or (B) the indemnification obligations of the Selling Securityholders relating to such representations, warranties and covenants or with respect to any Taxes for which the Buyer is entitled to receive payment from the Escrow Cash or is otherwise entitled to indemnification pursuant to Section 5.9. For purposes of this Section 7.5(g), all calculations shall be made in accordance with GAAP.

         7.6 TREATMENT OF INDEMNITY PAYMENTS. Any payments made to an Indemnified Party pursuant to this ARTICLE VII shall be treated as an adjustment to the Purchase Price for Tax purposes.

         7.7 SUBROGATION OF RIGHTS. In the event any payment is made in respect of Damages pursuant to this ARTICLE VII, the Indemnifying Party who made such payment shall be subrogated to the extent of such payment to any related rights of recovery of the Indemnified Party receiving such payment against any third party other than any Buyer Indemnified Party, the Company or any of their respective Affiliates.

                                  ARTICLE VIII.

                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement, prior to the Closing, as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent signed by the Buyer, the Company and the Selling Securityholders holding a majority of the outstanding Company Securities;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company and the Securityholders' Representatives if the Company or any Selling Securityholder is in breach of any representation, warranty or covenant contained in this Agreement (excluding any breach of which the Company and/or the Securityholders' Representatives have notified the Buyer by a written supplement or amendment to the Disclosure Schedule pursuant to and in accordance with the proviso to the third sentence of Section 5.6(a)), and such breach, individually or in combination with any other such breach (i) would cause the conditions set forth in clauses (a) or (b) of Section 6.1 not to be satisfied and (ii) has not been or is incapable of being cured prior to the earlier of (A) seven Business Days after delivery by the Buyer to the Company and the Securityholders' Representatives of written notice thereof or (B) June 30, 2007;

                  (c) the Company and the Selling Securityholders holding a majority of the outstanding Company Securities may terminate this Agreement by giving written notice to the Buyer if the Buyer is in breach of any representation, warranty or covenant contained in this Agreement (excluding any breach of which the Buyer has notified the Company and the Securityholders' Representatives by a written notice pursuant to and in accordance with the proviso to the third sentence of Section 5.6(b)), and such breach, individually or in combination with any other such breach (i) would cause the conditions set forth in clauses (a) or (b) of Section 6.2 not to be satisfied and (ii) has not been or is incapable of being cured prior to the earlier of (A) seven Business Days after delivery by the Company to the Buyer of written notice thereof or (B) June 30, 2007;

                  (d) the Buyer may terminate this Agreement by giving written notice to the Company and the Securityholders' Representatives if the Closing shall not have occurred on or before June 30, 2007 by reason of the failure of any condition precedent under Section 6.1 (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

                  (e) the Company and the Selling Securityholders holding a majority of the outstanding Company Securities may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before June 30, 2007 by reason of the failure of any condition precedent under
Section 6.2 (unless the failure results primarily from a breach by the Company or any Selling Securityholder of any representation, warranty or covenant contained in this Agreement);

                  (f) the Buyer may terminate this Agreement by giving written notice to the Company and the Securityholders' Representatives if there has been an Effect on the business, assets, condition (financial or otherwise) or operating results of the Acquired Companies, taken as a whole, since the date of this Agreement which has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (g) the Buyer may terminate this Agreement by giving written notice to the Company and the Securityholders' Representatives within two Business Days after the Buyer's receipt of a written supplement or amendment to the Disclosure Schedule pursuant to and in accordance with the proviso to the third sentence of Section 5.6(a), if the subject of the disclosure contained therein, individually or in combination with any other breach or misrepresentation, would adversely effect the benefits to be obtained by the Buyer under this Agreement, as determined in the Buyer's sole discretion; and

                  (h) the Company and the Selling Securityholders holding a majority of the outstanding Company Securities may terminate this Agreement by giving written notice to the Buyer within two Business Days after their receipt of a written notice from the Buyer pursuant to and in accordance with the proviso to the third sentence of Section 5.6(b), if the subject of the disclosure contained therein, individually or in combination with any other breach or misrepresentation, would adversely effect the benefits to be obtained by the Selling Securityholders under this Agreement, as determined in the discretion of the Company and the Selling Securityholders holding a majority of the outstanding Company Securities.

         8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Sections 8.1(a), (d), (e) or (f), all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party for breaches of this Agreement described in the following sentence); PROVIDED, THAT, the provisions of Section 5.4(c) (Confidentiality) shall survive any termination of this Agreement. If this Agreement is terminated pursuant to Sections 8.1(b), 8.1(c), 8.1(g) or 8.1(h) as a result of willful breach of any Party, or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's willful failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal, equitable and other remedies will survive such termination unimpaired.

                                   ARTICLE IX.

                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "ACQUIRED   COMPANIES"   means  the  Company   and  its   Subsidiaries,
collectively.

         "ADVISORS" shall have the meaning set forth in Section 5.5.

         "AFFILIATE" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

         "AGREED AMOUNT" shall mean part, but not all, of the Claimed Amount as mutually agreed by the Buyer and the Securityholders' Representatives.

         "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "ARBITER" shall have the meaning set forth in Section 5.9(i) of this Agreement.

         "BUSINESS" shall have the meaning set forth in Section 5.17(a) of this Agreement.

         "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which the United States federal government is closed for the observance of any holiday.

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

         "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

         "BUYER CERTIFICATE" shall mean a certificate, executed by the Buyer, to the effect that each of the conditions specified in clauses (a) and (b) of
Section 6.2 is satisfied in all respects.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.1.

         "BUYER MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development with respect to Buyer's ability to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the Parties agree that the terms "material," "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.

         "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CLAIM NOTICE" shall mean written notification which contains (i) a description of the Claimed Amount, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VII for the Claimed Amount and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages and is accompanied by reasonable documentation evidencing the basis therefor and amount thereof and copies of all notices and documents (including court papers) received by the Indemnified Party relating thereto.

         "CLAIMED AMOUNT" shall mean the amount of any Damages incurred by the Indemnified Party.

         "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean (i) two Business Days after the last of the conditions set forth in Sections 6.1 and 6.2 are satisfied other than those conditions that are to be satisfied at Closing, (ii) not later than June 30, 2007, or (iii) at such other time as the parties may agree.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect at the relevant time.

         "COMMERCIAL REGISTER" shall mean the Swiss Commercial Register as defined in the Ordinance of June 7, 1937 on Commercial Register.

         "COMMON SHARES" shall have the meaning set forth in the second paragraph of this Agreement.

         "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

         "COMPANY CERTIFICATE" shall mean a certificate, executed by the Company and the Securityholders' Representatives, to the effect that each of the conditions specified in clauses (a) through (c), inclusive, of Section 6.1 is satisfied in all respects.

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

         "COMPANY INTELLECTUAL PROPERTY" shall mean the Intellectual Property owned by or licensed to any Acquired Company and covering, incorporated in, underlying or used in connection with the business of any Acquired Company as presently conducted, including, without limitation, the electronic information and ordering marketplace platform used by the Acquired Companies in their business.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any state of facts, change, event, circumstance, development, condition, occurrence, action, omission or effect (an "EFFECT") that is materially adverse to the business, assets, condition (financial or otherwise) or operating results of the Acquired Companies, taken as a whole, or the ability of the Company to consummate timely the transactions contemplated hereby, other than any Effect with respect to, (i) the economy in general, (ii) the industry in which the Acquired Companies operate, including changes in legal, accounting or regulatory changes or conditions, but only to the extent that the effects thereof on the Acquired Companies, taken as a whole, are not disproportionately more adverse than the effects thereof on comparable companies operating in the industry in which the
Acquired Companies operate, (iii) the announcement of this Agreement and the transactions contemplated thereby, (iv) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, or (v) the effect of any action taken by the Buyer or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company. For the avoidance of doubt, the Parties agree that the terms "material," "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

         "COMPANY PLAN" shall mean any Employee Benefit Plan maintained, contributed to or required to be contributed to, by any Acquired Company or any ERISA Affiliate for the benefit of any current or former employee, director or consultant of any Acquired Company or any dependent or beneficiary thereof.

         "COMPANY SECURITIES" shall mean all of the Common Shares and the Preferred Shares listed on SCHEDULE II attached hereto.

         "COMPANY STOCK OPTION" shall mean any stock option to purchase Common Shares granted under the Company Stock Plan that is outstanding.

         "COMPANY STOCK PLAN" shall mean the Company's 2004 Stock Plan adopted on August 27, 2004.

         "COMPANY WARRANT" shall mean any warrant to purchase Common Shares that is outstanding.

         "CONFIDENTIAL INFORMATION" shall mean and include information treated as confidential or as a trade secret by any Acquired Company, including, but not limited to, information regarding contemplated products, models, compilations, business and financial methods or practices, marketing, merchandising and selling techniques, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, pricing, price lists, financial or other data (including the revenues, costs or profits associated with any Acquired Company or its products or services), business plans, strategy, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, other plans (technical or otherwise), customer and industry lists, supplier lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the Business (whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Person in question), which, with respect to the Buyer, is furnished to the Buyer by the Company in connection with the transactions contemplated by this Agreement and, with respect to any other Person, is known by or is in the possession of such Person; PROVIDED, HOWEVER, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer or such Person, as applicable, (C) which, in the case of the Buyer, the Buyer demonstrably knew or to which the Buyer had access prior to disclosure without an obligation of confidentiality or (D) the Buyer or such Person rightfully obtains from a source other than any Acquired Company without an obligation of confidentiality.

         "CONSOLIDATED NET WORKING CAPITAL" shall mean the excess of current assets over current Liabilities as shown on the Most Recent Balance Sheet.

         "CONTINUING EMPLOYEES" shall have the meaning set forth in Section 5.8(a).

         "DAMAGES" shall mean any and all actual or reasonably foreseeable debts, obligations and other liabilities (excluding contingent liabilities and the matters listed in Section 7.5(e)), damages (including damages for injury to, or loss of, natural resources), fines, fees, penalties, interest obligations, diminution in value, deficiencies, awards, losses, costs and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors, engineers, environmental consultants and other experts, and other expenses of litigation), other than any of the foregoing that has been specifically accrued for or reserved against in the Most Recent Balance Sheet (to the extent of such reserve or accrual).

         "DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof.

         "DISPUTE" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its Liability for all or part of the Claimed Amount.

         "DISPUTE NOTICE" has the meaning set forth in Section 5.9(a).

         "DOLLARS" has the meaning set forth in Section 1.9.

         "EMPLOYEE BENEFIT PLAN" shall mean any employment, consulting, severance, termination, pension, retirement, profit sharing, bonus, incentive, deferred compensation, retention, change in control, savings, life, health, disability, accident, medical, insurance, vacation or other material employee compensation or welfare fringe benefit plan, program,

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

arrangement, agreement or commitment and any stock option, stock appreciation, restricted stock, phantom equity or other equity-based plan, program, arrangement, policy (whether formal or informal) or commitment, including each "employee benefit plan" as defined in Section 3(3) of ERISA.

         "ENCUMBRANCES" has the meaning set forth in Section 2.1(a).

         "ENVIRONMENT" has the meaning set forth at 15 U.S.C. ss. 2602 and 42 U.S.C. ss. 9601(8).

         "ENVIRONMENTAL LAWS" shall mean all applicable international, foreign, federal, state, and local treaties, compacts, legally enforceable standards, statutes, ordinances, orders (including orders on consent), approvals, permits, judgments, liens, deed restrictions, agreements, rules, regulations, guidance, and common law duties relating to or concerning protection of the public health and public welfare, human health, worker safety, or the Environment. "Environmental Laws" include but are not limited to: (A) The Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et. seq.; The Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., The Toxic Substances Control Act, 15 U.S.C. ss. 2601 et. seq., The Safe Drinking Water Act, 42 U.S.C. ss. 300(h) et. seq., The Clean Water Act, 33 U.S.C. ss. 1251 et. seq., The Clean Air Act, 42 U.S.C. ss. 7401 et. seq., and The Federal Food, Drug, and Cosmetics Act, 21 U.S.C. ss. 301 et seq.; (B) statutes, permits, rules, industry best practices, and common law duties regulating or relating to all human exposure (including but not limited to workplace exposure) to or the discharge, Release, removal, generation, storage, transportation, or disposal of Hazardous Substances; and (C) statutes, permits, rules, industry best practices, and common law duties regarding workplace safety.

         "ENVIRONMENTAL LIABILITY" shall mean all monetary or other liabilities, obligations, or Damages related to or arising from the actual violation of Environmental Laws or the actual or threatened Release of Hazardous Substances. A known or reasonably anticipated obligation or duty to Remediate any real property is an Environmental Liability.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any entity which is a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or within the six years preceding the date of this Agreement included any Acquired Company.

         "ESCROW AGREEMENT" shall mean the escrow agreement executed by the Buyer, the Securityholders' Representatives and the Escrow Agent concurrently with the execution of this Agreement.

         "ESCROW AGENT" shall mean Citibank, N.A.

         "ESCROW CASH" has the meaning set forth in Section 1.5(b)(ii).

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

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXPECTED CLAIM NOTICE" shall mean a notice that an Indemnified Party in good faith reasonably expects to incur Damages resulting from, related to or arising out of an actual third-party claim, or a written threat of a third-party, against the Indemnified Party for which it is entitled to indemnification under ARTICLE VII and is accompanied by copies of all notices and documents (including court papers) received by the Indemnified Party relating thereto and a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such claim; PROVIDED, THAT, such Expected Claim Notice shall expire on the six-month anniversary thereof if a Claim Notice has not been filed within such period with respect to the underlying expected claim.

         "FACILITIES" shall have the meaning set forth in Section 5.14.

         "FEE SCHEDULE" shall have the meaning set forth in Section 5.5.

         "FINANCIAL  STATEMENTS"  shall  have the  meaning  set forth in Section
3.23.

         "FOREIGN PLANS" shall have the meaning set forth in Section 3.17(k).

         "GAAP" shall mean generally accepted accounting principles in the United States as of the date hereof.

         "GOVERNMENTAL ENTITY" shall mean any supranational, national, federal, state, local, municipal or foreign government or any court, tribunal, judicial or arbitral body, administrative or regulatory agency, public authority, commission or board or other governmental department, bureau, branch, agency, or any instrumentality of any of the foregoing.

         "HAZARDOUS SUBSTANCES" shall mean any and all substances (whether solid, liquid or gas) or organisms: (i) that are "pollutants," as defined at 33 U.S.C. ss.1362(6), "solid waste," as defined at 42 U.S.C. ss.6903(27), "hazardous waste," as defined at 42 U.S.C. ss.6903(5), "hazardous substances," as defined at 42 U.S.C. ss.9601(14), or "toxic" as defined at 15 U.S.C. ss. 1261(g); or (ii) that may harm or impair human health or the environment, including, but not limited to, petroleum and petroleum products and constituents, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, chlorinated solvents, radioactive materials, flammables, explosives, medical waste, biological agents, or contaminants such as mold or microbial matter, or (iii) that are regulated by Environmental Laws.

         "HELLER EHRMAN" shall have the meaning set forth in Section 2.1(g).

         "INDEMNIFIED PARTY" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VII.

         "INDEMNIFYING PARTY" shall mean the party from whom indemnification is sought by the Indemnified Party.

         "INDEMNITEE" shall have the meaning set forth in Section 5.7(a).

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         "INTELLECTUAL  PROPERTY"  shall  mean  all  of  the  following  in  any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereof, and all patents (including design patents), patent applications and patent
disclosures,      together     with     all     reissuances,      continuations,
continuations-in-part,  revisions,  extensions and reexaminations  thereof; (ii)
all  trademarks,   service  marks,   trade  names,   domain  names;   (iii)  all
copyrightable works, copyrights,  designs and mask works; (iv) all trade secrets
and  confidential   business   information   (including   ideas;   research  and
development; concepts; methods; systems; engineering; models; designs; drawings; prototypes; compositions; manufacturing, servicing, repair, production and other proprietary techniques, processes, formulae, methods, schematics, technology, know-how, computer software programs and applications (including source code;
executable  code;  data;  databases;   uniform  resource  locators  and  related
documentation, and including any such software that relates to an electronic information and ordering marketplace platform used in the business of the Acquired Companies); technical data; product designs; material uses; drawings; specifications; customer and supplier lists; pricing and cost information; and business and marketing plans and proposals); (v) applications for, registrations of, and renewals in connection with any intellectual property such as patents, trademarks, service marks, trade names, domain names, copyrights and designs;
(vi) all advertising and promotional materials; (vii) all moral rights, rights of publicity and other tangible or intangible proprietary or confidential information and materials of a similar nature; (viii) all copies and tangible embodiments thereof (in whatever form or medium); and (ix) all goodwill associated with the foregoing.

         "INVENTORY SCHEDULE" shall have the meaning set forth in Section 3.25.

         "IRS" means the Internal Revenue Service of the United States.

         "IT ASSETS" means computers, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment (including any such assets as may be used to support any electronic information and ordering marketplace platform), and all associated documentation.

         "LAWS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, court order, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

         "LEASE" shall mean any lease, sublease, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees, and other agreements with respect thereto, pursuant to which an Acquired Company leases or subleases any real property from another party, except leases or subleases for temporary accommodations provided to an Acquired Company in the Ordinary Course of Business.

         "LEGAL PROCEEDING" shall mean any action, suit, proceeding, claim, arbitration or investigation by or before any Governmental Entity or before any arbitrator.

         "LIABILITY" shall mean any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether

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accrued or unaccrued, whether liquidated or unliquidated,  and whether due or to become due), including any liability for Taxes.

         "MAJOR   CUSTOMERS"  shall  have  the  meaning  set  forth  in  Section
3.11(b)(i).

         "MAJOR   SUPPLIERS"  shall  have  the  meaning  set  forth  in  Section
3.11(b)(ii).

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

         "MOST RECENT BALANCE SHEET" shall mean the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.

         "MOST  RECENT  BALANCE  SHEET DATE" shall have the meaning set forth in
Section 3.23.

         "MOST RECENT FINANCIAL  STATEMENTS" shall have the meaning set forth in
Section 3.23.

         "MOST  RECENT  FISCAL  YEAR END"  shall have the  meaning  set forth in
Section 3.23.

         "OPTIONHOLDER" shall have the meaning set forth in the first paragraph of this Agreement.

         "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) of the Acquired Companies.

         "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the limited liability company agreement (or similar agreement serving the same function) and the certificate of formation (or similar agreement serving the same function) of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "OWNED REAL PROPERTY" shall mean each item of real property owned by any Acquired Company.

         "PAID TIME OFF" shall mean any vacation, sick days, personal leave or other available paid absence from service to an Acquired Company.

         "PARTIES"   shall  mean  the  Buyer,   the   Company  and  the  Selling
Securityholders.

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

         "PERMITS" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

         "PERMITTED ENCUMBRANCES" shall have the meaning set forth in the definition of "Security Interest."

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

         "POST-CLOSING TAX PERIOD" shall mean any taxable period or portion thereof beginning after the Closing Date.

         "POST-CLOSING TAX RETURN" shall have the meaning set forth in Section 5.9(a).

         "PRE-CLOSING TAX PERIOD" shall mean any taxable period or portion thereof ending on or before the Closing Date.

         "PRE-CLOSING TAX RETURN" shall have the meaning set forth in Section 5.9(a).

         "PREFERRED SHARES" shall have the meaning set forth in the second paragraph of this Agreement.

         "PRO RATA SHARE" shall mean a Selling Securityholder's pro rata share (expressed as a percentage) of the Purchase Price to be delivered at Closing as set forth opposite such Selling Securityholder's name on SCHEDULE II hereto.

         "PURCHASE PRICE" shall have the meaning set forth in Section 1.5(a).

         "RELEASE" means any "release" as defined at 42 U.S.C. ss.9601(22), "disposal," as defined at 42 U.S.C. ss.6903(3), spill, migration, or other movement of, or human exposure to, Hazardous Substances in excess of relevant limits or requirements under applicable Environmental Laws.

         "REMEDIATE" and "REMEDIATION" include, but are not limited to, any removal, remedial, or response action (as defined at 42 U.S.C. 9601(23)-(25)); corrective action; any activity to investigate, clean up, detoxify, decontaminate, contain or excavate, or otherwise remove any Hazardous Substance; any actions to prevent, cure or mitigate any Release or threatened Release of any Hazardous Substance or to mitigate conditions that may or do endanger human health or the Environment.

         "REPRESENTATIVE  ESCROW  AMOUNT"  shall have the  meaning  set forth in
Section 1.5(b)(iii).

         "REPRESENTATIVE EXPENSES" shall have the meaning set forth in Section 1.8(e).

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

         "RESPONSE" shall mean a written response containing the information provided for in Section 7.3(c).

         "SCHEDULED AGREEMENTS" shall have the meaning set forth in 3.11(d).

         "SEC" shall have the meaning set forth in Section 5.12.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITY INTEREST" shall mean any mortgage, pledge, security interest, lien, charge or encumbrance (whether arising by contract or by operation of law), other than (i) liens in favor of mechanics, materialmen carriers and warehouseman, to secure claims for labor, materials or supplies and other like liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar programs mandated by applicable Law,
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business and not material to the Company, (iv) liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings, (v) liens that arise under zoning, land use or similar Laws and other imperfections of title or Encumbrances which do not materially affect the use or marketability of the property subject thereto. Items (i) through (v) in the immediately preceding sentence shall be collectively referred to herein as "Permitted Encumbrances."

         "SECURITYHOLDERS'  REPRESENTATIVES" shall have the meaning set forth in
Section 1.8(a).

         "SELLING SECURITYHOLDERS" shall have the meaning set forth in the first paragraph of this Agreement.

         "STOCKHOLDERS" shall have the meaning set forth in the first paragraph of this Agreement.

         "STRADDLE PERIOD" shall mean any taxable period or portion thereof beginning before and ending after the Closing Date.

         "STRADDLE  PERIOD  TAX  RETURN"  shall  have the  meaning  set forth in
Section 5.9(c).

         "SUBSIDIARY" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

         "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, financial transaction, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, escheat, windfall profits, customs, duties, franchise, estimated and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, whether or not disputed, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         "TAX BENEFIT" shall have the meaning set forth in Section 7.5(f).

         "TAX PROCEEDING" shall mean any audit, administrative appeal, claim for refund, or contest or defense against any assessment, notice of deficiency, or other proposed adjustment relating to any and all Taxes of the Acquired Companies or for which the Acquired Companies may be liable.

         "TAX RETURNS" shall mean all reports, returns, declarations, statements or other information required to be supplied to a Taxing authority or Governmental Entity with jurisdiction over Taxes.

         "THRESHOLD  AMOUNT"  shall  have  the  meaning  set  forth  in  Section
7.5(a)(i).

         "TRANSACTION EXPENSES" shall have the meaning set forth in Section 5.5.

         "TRANSFER TAXES" shall have the meaning set forth in Section 5.9(f).

         "WARRANTHOLDER" shall have the meaning set forth in the first paragraph of this Agreement.

         "WARN ACT" shall have the meaning set forth in Section 3.16(e).

                                    ARTICLE X.

                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. Any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines. Prior to the Closing, the Company and the Selling Securityholders shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement or the transactions contemplated hereby to any Person unless consented to by Buyer in advance or required by applicable law or regulation (in which case the Selling Securityholders or the Company, as the case may be, will provide Buyer with a copy of the proposed disclosure prior to making the disclosure and will consider Buyer's comments in good faith). The Selling Securityholders, the Company and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, suppliers and others having dealings with the Acquired Companies will be informed of the transactions contemplated hereby, and Buyer will have the right to be present for any such communication; provided, that, prior to Closing Buyer shall not contact or communicate with any of the Acquired Companies' employees, customers, suppliers or others having dealings with any Acquired Company without the prior written consent of the Company.

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

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions of Article VII concerning indemnification are intended for the benefit of the Indemnified Parties, (b) the provisions of Section 5.7 concerning indemnification are intended for the benefit of the individuals specified therein and (c) the provisions of Section 1.8(d) are intended for the benefit of the Securityholders' Representatives.

         10.3 ENTIRE AGREEMENT. This Agreement, together with the agreements, documents, certificates (including, without limitation, the Company Certificate and the Buyer Certificate), Exhibits and Schedules referred to herein (including, without limitation, the Disclosure Schedule)), constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof. Without limiting the foregoing, the Company Certificate, the Buyer Certificate, the Disclosure Schedule and all other Schedules and Exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all its obligations hereunder).

         10.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (i) four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, and
(ii) on the same day it is sent by telefax machine, in each case to the intended recipient and address or telefax number set forth below:

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IF TO THE COMPANY:

Axxora Life Sciences Inc.
6181 Cornerstone Ct. East, 103
San Diego, CA 92121-4727
Phone No.: (858) 550-8830
Fax No.: (858) 550-8825
Attention: Tamara E. Sales, CPA & CFO


IF TO THE SECURITYHOLDERS' REPRESENTATIVES:

Elliot Feuerstein                      and   Georges Chappuis, Ph.D.
8294 Mira Mesa Blvd.                         Industriestrasse 17
San Diego, CA 92126                          CH-4415 Lausen
Phone No.: (858) 271-4682                    Switzerland
Fax No.: (858) 271-5161                      Phone No.:  + 41 79 366 95 10
                                             Fax No.: + 41 61 926 89 95

IF TO THE BUYER:                             COPY TO:

Enzo Life Sciences, Inc.                     Greenberg Traurig, LLP
60 Executive Blvd.                           The Met Life Building
Farmingdale, New York 11735                  200 Park Avenue
Phone No.:  (631) 694-7070, Ext 135          New York, New York 10166
Fax No.:  (631) 694-5341                     Phone No.: (212) 801-9200
Attention: Carl W. Balezentis, Ph.D.,        Fax No.: (212) 801-6400
President                                    Attention: Robert H. Cohen, Esq.
                                                        Anthony J. Marsico, Esq.

Any Party may change the address and/or telefax number to which notices, requests, demands, claims, and other communications hereunder are to be sent by giving the other Parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

         10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Company and the Securityholders' Representatives. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default,

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

misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11 SUBMISSION TO JURISDICTION. The Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

         10.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.13    CONSTRUCTION.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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

                  (c)      Any  reference   herein  to   "including"   shall  be
interpreted as "including without limitation."

                  (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

         10.14 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Legal Proceeding instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 10.8 and 10.11, in addition to any other remedy to which they may be entitled, at law or in equity.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                           THE BUYER:

                                           ENZO LIFE SCIENCES, INC.

                                           By: /s/ Carl W. Balezentis
                                               ---------------------------------
                                               Name: Carl W. Balezentis
                                               Title: President


                                           THE COMPANY:

                                           AXXORA LIFE SCIENCES INC.

                                           By: /s/ Georges Chappuis
                                               ---------------------------------
                                               Name: Georges Chappuis, Ph.D.
                                               Title: President & CEO

THE SELLING SECURITYHOLDERS:

                                           /s/ Craig Andrews
                                           -------------------------------
  /s/ Georges Chappuis                     Craig Andrews
---------------------------------
Georges Chappuis

  /s/ Silvia Dettwiler                     /s/ Patrick T. Bittel
---------------------------------          -------------------------------
Silvia Dettwiler                           Patrick T. Bittel

  /s/ Bruno Frei
---------------------------------
Bruno Frei                                 /s/ Marc Chatel
                                           -------------------------------
                                           Marc Chatel
  /s/ Walter Dittrich
---------------------------------
Walter Dittrich                            /s/ Brian Conkle
                                           -------------------------------
                                           Brian Conkle

  /s/ Maurizio Marconcini
---------------------------------
Maurizio Marconcini                        ELLIOT FEUERSTEIN TRUST

                                           By: /s/ Elliot Feuerstein, Trustee
    /s/ Ernst Dobler                       -------------------------------------
---------------------------------          Name:  Elliot Feuerstein
Ernst Dobler                               Title: Trustee

                                           FEUERSTEIN CHILDREN'S TRUST FOR
  /s/ Robert Engler                        THE BENEFIT OF BRETT SAMUEL
---------------------------------          FEUERSTEIN
Robert Engler                              By: /s/ Elliot Feuerstein, Trustee
                                           -------------------------------------
                                           Name:  Elliot Feuerstein
                                           Title: Trustee

                                           FEUERSTEIN CHILDREN'S TRUST FOR
CARLO L.E. PAGANI - DIVERSIFIED FUND       THE BENEFIT OF MICHAEL DAVID
By:/s/ Carlo L.E. Pagani                   FEUERSTEIN
   ---------------------                   By: /s/ Elliot Feuerstein, Trustee
Name: Carlo L.E. Pagani                    -------------------------------------
Title:                                     Name:  Elliot Feuerstein
                                           Title: Trustee

   /s/ Jean-Pierre Weber
--------------------------------------------
Jean-Pierre Weber


SEMELY CONSELL & GESTION SA

By: /s/ Verrey Henry                  /s/ Mattioli Silvano
    ----------------                  --------------------
    Name:  Verrey Henry               Name:  Mattioli Silvano
    Title: CEO                        Title:  Director

THE MERCALDO FAMILY TRUST

By:  /s/ Edward L. Mercaldo
    ----------------------------------------
    Name: Edward L. Mercaldo
    Title: Trustee


  /s/ Guillermo Garcia
--------------------------------------------
Guillermo Garcia


NOORFRA AG

By:    /s/ Peter Muller
    ----------------------------------------
      Name: Peter Muller
      Title: Director

IOWA RIVERSIDE LLC

By: /s/ Elliot Feuerstein, Trustee
    ------------------------------
    Name: Elliot Feuerstein, Trustee
    Title: Managing Member


  /s/ Tamara Sales
-------------------------------
Tamara Sales


  /s/ Jurg Tschopp
-------------------------------
Jurg Tschopp



  /s/ Lars French
-------------------------------
Lars French

SVB FINANCIAL GROUP

By:  /s/ Norman Cutler
    ---------------------------
    Name: Norman Cutler
    Title: Derivatives Manager


  /s/ Daniel Ramsay
-------------------------------
David Ramsay


  /s/ Alessandro Traina
-------------------------------
Alessandro Traina


  /s/ Ravi Kalahashi
-------------------------------
Ravi Kalahashi


  /s/ Olivier Donze
-------------------------------
Olivier Donze

                                   SCHEDULE I

                            Axxora Life Sciences Inc.
                         List of Selling Securityholders


  CLASS/     CERT            CERT
  SERIES      NO.            DATE                               SHAREHOLDER                                NO. SHARES
  ------      ---            ----                               -----------                                ----------
  Common       18            08/31/04      Georges Chappuis                                                 1,945,648

  Common       19            08/31/04      Silvia Dettwiler                                                   972,824

  Common       20            08/31/04      Bruno Frei                                                         648,550

  Common       21            08/31/04      Walter Dittrich                                                    259,420

  Common       22            08/31/04      Maurizio Marconcini                                                648,550

  Common       23            08/31/04      Ernst Dobler                                                       324,275

  Common       24            08/31/04      Carlo L.E. Pagani - Diversified Fund                             1,686,229

  Common       25            08/01/06      Robert Engler                                                      150,000

                                                                                        TOTAL COMMON:       6,635,496


 Series A      A-1           08/31/04      Craig Andrews                                                      135,115

 Series A      A-2           08/31/04      Patrick T. Bittel                                                  108,092

 Series A      A-3           08/31/04      Georges Chappuis                                                   459,389

 Series A      A-4           08/31/04      Marc Chatel                                                      1,080,916

 Series A      A-5           08/31/04      Brian Conkle                                                       108,092

 Series A      A-6           08/31/04      Silvia Dettwiler                                                   270,229

 Series A      A-7           08/31/04      Elliot Feuerstein trust dated May 14, 1982                       2,405,038

 Series A      A-8           08/31/04      Feuerstein Children's trust dated March 15, 1989 for the           756,641
                                           benefit of Brett Samuel Feuerstein

 Series A      A-9           08/31/04      Feuerstein Children's trust dated March 15, 1989 for the           756,641
                                           benefit of Brett Samuel Feuerstein

 Series A     A-10           08/31/04      Maurizio Marconcini                                                135,115

  CLASS/     CERT            CERT
  SERIES      NO.            DATE                               SHAREHOLDER                                NO. SHARES
  ------      ---            ----                               -----------                                ----------
 Series A     A-11           08/31/04      Jean-Pierre Weber                                                  432,366

 Series A     A-12           08/31/04      Semely Conseil & Gestion SA                                        108,092

 Series A     A-13           08/31/04      The Mercaldo Family Trust dated October 8, 2002                    540,458



 Series A     A-14           08/31/04      Guillermo Garcia                                                   162,137

 Series A     A-15           08/31/04      Noorfra AG                                                         270,229

 Series A     A-16           08/31/04      Iowa Riverside LLC                                              10,809,161

 Series A     A-17           08/31/04      Tamara Sales                                                       108,092

 Series A     A-18           05/02/05      Jurg Tschopp                                                     4,920,283

 Series A     A-19           05/02/05      Lars French                                                      2,108,692

                                                                                      TOTAL SERIES A:      25,674,778

 Warrants                                  Craig Andrews                                                       13,512

 Warrants                                  Patrick T. Bittel                                                   10,809

 Warrants                                  Georges Chappuis                                                    45,939

 Warrants                                  Marc Chatel                                                        108,092

 Warrants                                  Brian Conkle                                                        10,809

 Warrants                                  Silvia Dettwiler                                                    27,023

 Warrants                                  Elliot Feuerstein trust dated May 14, 1982                         240,504

 Warrants                                  Feuerstein Children's trust dated March 15, 1989 for the            75,664
                                           benefit of Brett Samuel Feuerstein

 Warrants                                  Feuerstein Children's trust dated March 15, 1989 for the            75,664
                                           benefit of  Michael David Feuerstein

 Warrants                                  Maurizio Marconcini                                                 13,511

 Warrants                                  Jean-Pierre Weber                                                   43,237

  CLASS/     CERT            CERT
  SERIES      NO.            DATE                               SHAREHOLDER                                NO. SHARES
  ------      ---            ----                               -----------                                ----------
 Warrants                                  Semely Conseil & Gestion SA                                         10,809

 Warrants                                  The Mercaldo Family Trust dated October 8, 2002                     54,046

 Warrants                                  Guillermo Garcia                                                    16,214

 Warrants                                  Noorfra AG                                                          27,023

 Warrants                                  Iowa Riverside LLC                                               1,080,916

 Warrants                                  Tamara Sales                                                        10,809

 Warrants                                  Silicon Valley Bank                                                200,000

                                                                                TOTAL COMMON WARRANTS       2,064,581

  CLASS/     CERT            CERT
  SERIES      NO.            DATE                               SHAREHOLDER                                NO. SHARES
  ------      ---            ----                               -----------                                ----------
  Options                                  Craig Andrews                                                      150,000

  Options                                  David Ramsay                                                       150,000

  Options                                  Georges Chappuis                                                   850,000

  Options                                  Brian Conkle                                                       425,000

  Options                                  Silvia Dettwiler                                                   425,000

  Options                                  Tamara Sales                                                       425,000

  Options                                  Alessandro Traina                                                  250,000

  Options                                  Ravi Kalahasthi                                                    200,000

  Options                                  Jurg Tschopp                                                       150,000

  Options                                  Olivier Donze                                                      200,000
                                                                                TOTAL COMMON OPTIONS        3,225,000

                                                                                               TOTAL       37,599,855

                                   SCHEDULE II

                                                         COMMON TO      TOTAL
                           CURRENT         COMMON        BE ISSUED      COMMON      PREFERRED A   SHARE OF      LESS
                           COMMON          SHARE         ON WARRANT   SHARES AND     SHARES AND    TOTAL       ESCROW      CURRENT
                           ISSUED         OPTIONS         EXERCISE   DISTRIBUTION   DISTRIBUTION  PROCEEDS    -1330000     PROCEEDS
                        -------------  ---------------  ------------ ------------- ------------- ----------  ----------- -----------
  1 Craig Andrews
    Number of Shares               -         150,000           7,453        157453      135115
    Price per Share**                                                     0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 64975       62007      126982       -10347       116635

  2 Georges Chappuis
    Number of Shares       1,945,648         850,000          25,341       2820989      459389
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               1164122      210823     1374945      -112039      1262906

  3 Marc Chatel
    Number of Shares               -               -          59,626         59626     1080916
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 24606      496055      520661       -42427       478234

  4 Brian Conkle
    Number of Shares               -         425,000           5,962        430962      108092
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                177843       49606      227448       -18534       208914

  5 Silvia Dettwiler
    Number of Shares         972,824         425,000          14,906       1412730      270229
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                582983      124014      706997       -57611       649387

  6 Walter Dittrich
    Number of Shares         259,420               -               -       259,420           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               107,053           -     107,053       (8,723)      98,330

                                                         COMMON TO      TOTAL
                           CURRENT         COMMON        BE ISSUED      COMMON      PREFERRED A   SHARE OF      LESS
                           COMMON          SHARE         ON WARRANT   SHARES AND     SHARES AND    TOTAL       ESCROW      CURRENT
                           ISSUED         OPTIONS         EXERCISE   DISTRIBUTION   DISTRIBUTION  PROCEEDS    -1330000     PROCEEDS
                        -------------  ---------------  ------------ ------------- ------------- ----------  ----------- -----------
  7 Ernst Dobler
    Number of Shares         324,275               -               -       324,275           -
    Price per Share                                                       0.412664    0.458921
    Proceeds                                                               133,817           -     133,817      (10,904)     122,912

  8 Olivier Donze
    Number of Shares               -         200,000               -       200,000           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                82,533           -      82,533       (6,725)      75,808

  9 Robert Engler
    Number of Shares         150,000               -               -       150,000           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                61,900           -      61,900       (5,044)      56,856

 10 Elliot Feuerstein trust dated May 14, 1982
    Number of Shares               -               -         132,668       132,668   2,405,038
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                54,747   1,103,723   1,158,471      (94,400)   1,064,071

 11 Feuerstein Children's trust dated March 15, 1989 for the benefit of Brett Samuel Feuerstein
    Number of Shares               -               -          41,738        41,738     756,641
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                17,224     347,239     364,463      (29,699)     334,764

 12 Feuerstein Children's trust dated March 15, 1989 for the benefit of Michael David Feuerstein
    Number of Shares               -               -          41,738        41,738     756,641
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                17,224     347,239     364,463      (29,699)     334,764

                                                         COMMON TO      TOTAL
                           CURRENT         COMMON        BE ISSUED      COMMON      PREFERRED A   SHARE OF      LESS
                           COMMON          SHARE         ON WARRANT   SHARES AND     SHARES AND    TOTAL       ESCROW      CURRENT
                           ISSUED         OPTIONS         EXERCISE   DISTRIBUTION   DISTRIBUTION  PROCEEDS    -1330000     PROCEEDS
                        -------------  ---------------  ------------ ------------- ------------- ----------  ----------- -----------
 13 Iowa Riverside LLC
    Number of Shares               -               -         596,260       596,260  10,809,161
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               246,055   4,960,555   5,206,610     (424,268)   4,782,343


 14 Bruno Frei
    Number of Shares                               -               -       648,550           -
                             648,550
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               267,633           -     267,633      (21,808)     245,825

 15 Lars French
    Number of Shares               -               -               -             -   2,108,692
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                     -     967,724     967,724      (78,856)     888,868

 16 Ravi Kalahasthi
    Number of Shares               -         200,000               -       200,000           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds
                                                                            82,533           -      82,533       (6,725)      75,808

 17 Maurizio Marconcini
    Number of Shares         648,550                                       656,003     135,115
    Price per Share                                -           7,453
                                                                          0.412664    0.458921
    Proceeds                                                          -------------------------
                                                                           270,709      62,007     332,716      (27,112)     305,604

 18 The Mercaldo Family Trust ed October 8, 2002
    Number of Shares               -               -          29,813        29,813     540,458
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                12,303     248,028     260,330      (21,213)     239,117

 19 Carlo L.E. Pagani -
    Diversified Fund
    Number of Shares       1,686,229               -               -     1,686,229          -

                                                         COMMON TO      TOTAL
                           CURRENT         COMMON        BE ISSUED      COMMON      PREFERRED A   SHARE OF      LESS
                           COMMON          SHARE         ON WARRANT   SHARES AND     SHARES AND    TOTAL       ESCROW      CURRENT
                           ISSUED         OPTIONS         EXERCISE   DISTRIBUTION   DISTRIBUTION  PROCEEDS    -1330000     PROCEEDS
                        -------------  ---------------  ------------ ------------- ------------- ----------  ----------- -----------
    Price per Share                                                       0.412664   0.458921
                                                                      -------------------------
    Proceeds                                                               695,847          -      695,847      (56,702)     639,145

 20 David Ramsay
    Number of Shares               -          150,000              -       150,000          -
    Price per Share                                                       0.412664   0.458921
                                                                      -------------------------
    Proceeds                                                                61,900           -      61,900       (5,044)      56,856

 21 Tamara Sales
    Number of Shares               -          425,000          5,962       430,962     108,092
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               177,843      49,606     227,448      (18,534)     208,914

 22 Patrick T. Bittel
    Number of Shares               -                -          5,962         5,962     108,092
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 2,460      49,606      52,066       (4,243)      47,823

 23 Jean-Pierre Weber
    Number of Shares               -                -         23,850        23,850     432,366
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 9,842     198,422     208,264      (16,971)     191,293

 24 Semely Conseil & Gestion SA
    Number of Shares               -                -          5,962         5,962     108,092
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 2,460      49,606      52,066       (4,243)      47,823

 25 Guillermo Garcia
    Number of Shares               -                -          8,944         8,944     162,137
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 3,691      74,408      78,099       (6,364)      71,735

                                                         COMMON TO      TOTAL
                           CURRENT         COMMON        BE ISSUED      COMMON      PREFERRED A   SHARE OF      LESS
                           COMMON          SHARE         ON WARRANT   SHARES AND     SHARES AND    TOTAL       ESCROW      CURRENT
                           ISSUED         OPTIONS         EXERCISE   DISTRIBUTION   DISTRIBUTION  PROCEEDS    -1330000     PROCEEDS
                        -------------  ---------------  ------------ ------------- ------------- ----------  ----------- -----------
 26 Noorfra AG
    Number of Shares               -                -         14,906        14,906     270,229
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                 6,151     124,014     130,165      (10,607)     119,558

 27 Alessandro Traina
    Number of Shares               -          250,000              -       250,000           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                               103,166           -     103,166       (8,407)      94,759

 28 Jurg Tschopp
    Number of Shares               -          150,000              -       150,000   4,920,283
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                61,900   2,258,023   2,319,923     (189,042)   2,130,881


 29 Silicon Valley Bancshares
    Number of Shares               -                -        110,325       110,325           -
    Price per Share                                                       0.412664    0.458921
                                                                      -------------------------
    Proceeds                                                                45,527           -      45,527       (3,710)      41,817


                        -----------------------------------------------------------------------
    Total Shares           6,635,496        3,225,000      1,138,869    10,999,365  25,674,778
                        =======================================================================-------------------------------------
    Total Proceeds                                                     $ 4,539,045 $11,782,705 $16,321,750  $(1,330,000) $14,991,750
                                                                       =============================================================

           **Price per share as shown is rounded at six decimal places

                                  SCHEDULE III

Amended and Restated Investors Rights Agreement, dated April 29, 2005, by and among Axxora Life Sciences, Inc. and the Investors listed on Schedule A thereto.

Amended and Restated Stockholders' Agreement, dated April 25, 2005, by and among Axxora Life Sciences, Inc. and the Stockholders listed on Schedule A and Schedule B thereto.

Amended and Restated Voting Agreement, dated April 29, 2005, by and among Axxora Life Sciences, Inc. and the Investors listed on Schedule A, Schedule B and Schedule C thereto.

                                   SCHEDULE IV

        CONSENTS AND AGREEMENTS TO BE OBTAINED AS A CONDITION TO CLOSING

Execution of Side Letter with Vector Laboratories acknowledging continuing distribution relationship and agreeing to notice prior to termination of same.

Written consent of Pestka Biomedical Laboratories, Inc. ("PESTKA") with respect to the License, dated September 13, 1999, between Pestka and Alexis Corporation.